UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Ezagoo Limited

(Exact name of registrant as specified in its charter)

Date: December 6, 2018

Nevada	7310	30-1077936
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

YIJIAREN BUSINESS HOTEL NO. 168, TONG ZI PO XI LU, YUELU DISTRICT CHANGSHA,

HUNAN 410205, CHINA

Issuer's telephone number: (+86) 139 751 09168

Issuer’s email: EZAGOOLIMITED@outlook.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	39,500,000	$0.20	$7,900,000	$957.48

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Ezagoo Limited

39,500,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Ezagoo Limited Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “Ezagoo Limited” are offering 30,000,000 shares of our common stock and our selling shareholders are offering 9,500,000 shares of our common stock. We will not receive any of the proceeds from the sale of personal shares sold by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our President, Tan Xiaohao. Mr. Tan Xiaohao is deemed to be an underwriter of this offering. There is uncertainty that we will be able to sell any of the 30,000,000 shares being offered herein by the Company. Mr. Tan Xiaohao will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.20 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $0.20 for the duration of the Offering. Assuming all of the 30,000,000 shares being offered by the Company are sold, the Company will receive $6,000,000 in net proceeds. Assuming 22,500,000 shares (75%) being offered by the Company are sold, the Company will receive $4,500,000 in net proceeds. Assuming 15,000,000 shares (50%) being offered by the Company are sold, the Company will receive $3,000,000 in net proceeds. Assuming 7,500,000 shares (25%) being offered by the Company are sold, the Company will receive $1,500,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our Company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Currently, our President Tan Xiaohao owns approximately 94.79% of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares that are being registered herein and those shares being offered on behalf of the company are sold, Mr. Tan Xiaohao will have the ability to control approximately 64.44% of the voting power of our outstanding capital stock.

*Tan Xiaohao will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Tan Xiaohao ’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Tan Xiaohao’s shares, they will be sold at a fixed price of $0.20 for the duration of the offering.

The Company estimates the costs of this offering at about $70,000. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through August 31, 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is __________________.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘Ezagoo,” the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Ezagoo Limited, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending June 30th. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

Ezagoo Limited, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on May 9, 2018.

On May 9, 2018 Tan Xiaohao was appointed President, Secretary, Treasurer, and Director of the Company.

On May 9, 2018, our President, Tan Xiaohao, purchased 90,050,500 shares of restricted common stock at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $9,005, have gone directly to the Company for initial working capital.

On June 30, 2018 Zhang Qianwen and Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP purchased 3,591,000 and 1,358,500 shares of restricted common stock respectively at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $495, have gone directly to the Company for initial working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On June 6, 2018 Ezagoo Holding Limited, a Seychelles Company, acquired Ezagoo Limited, A Hong Kong Company, in consideration of HK$1 (Hong Kong Dollar).

Ezagoo Limited, a Nevada Company, acquired Ezagoo Holding Limited, a Seychelles Company, on June 25, 2018 in consideration of $1 (USD). Ezagoo Holding Limited is now a wholly owned subsidiary of the Company.

On July 20, 2018, Ezagoo Limited, a Hong Kong Company, incorporated a new subsidiary in Changsha, China, called Changsha Ezagoo Technology Limited, whereas it is owned entirely (100%) by Ezagoo Limited, the Hong Kong Company. There was no consideration exchanged per the transaction.

On July 20, 2018, Changsha Ezagoo Technology Limited, the Hong Kong Company, also referred to herein as “CETL”, entered into and consummated an agreement with Beijing Ezagoo Shopping Holding Limited, also referred to herein as “BESH”, and Ruiyin (Shenzhen) Financial Leasing Limited, also referred to herein as “RFLL”, whereas CETL has the option to purchase all of the equity interests of Hunan Ezagoo Zhicheng Internet Technology Limited, a Chinese, “PRC” Company, from RFLL and BESH. These equity interests would make up 100% of the equity interests of Hunan Ezagoo Zhicheng Internet Technology Limited. Hunan Ezagoo Zhicheng Internet Technology Limited is considered to be a variable interest entity, also referred to herein as a “VIE”, to Changsha Ezagoo Technology Limited, and therefore a VIE of the issuer, Ezagoo Limited, a Nevada Company. More information regarding this agreement can be found in exhibit 10.1, titled, “Call Option Agreement”.

On July 20, 2018, CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have given CETL the right to appoint management of CETL to act as proxy to existing shareholders of Hunan Ezagoo Zhicheng Internet Technology Limited. This gives management of CETL the ability to conduct and control company affairs of Hunan Ezagoo Zhicheng Internet Technology Limited. Actions which management of CETL may be able to carry out include, but are not limited to, exercising voting rights as proxy of the existing shareholder(s), appointing new directors, hiring new management, and carrying out corporate actions. More information regarding this agreement can be found in exhibit 10.2, titled, “Shareholder’ Voting Rights Proxy Agreement.”

On July 20, 2018 CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have engaged CETL to provide management, financial, and other business services to Hunan Ezagoo Zhicheng Internet Technology Limited. CETL is to be compensated with 100% of all profits generated by Hunan Ezagoo Zhicheng Internet Technology Limited. This Agreement is effective as of July 20, 2018 and will continue in effect for a period of ten (10) years (the “Initial Term”), and for succeeding periods of the same duration (each, “Subsequent Term”), until terminated by one of the following means either during the Initial Term or thereafter: Mutual Consent, Termination by CETL, Breach or Insolvency. Hunan Ezagoo Zhicheng Internet Technology Limited is considered to be a variable interest entity to Changsha Ezagoo Technology Limited, and therefore a VIE of the issuer, Ezagoo Limited, a Nevada Company. More information regarding this agreement can be found in exhibit 10.3, titled, “Management Services Agreement.”

On July 20, 2018, CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have pledged their equity interests in Hunan Ezagoo Zhicheng Internet Technology Limited, to CETL. More information regarding this agreement can be found in exhibit 10.4, titled, “Equity Pledge Agreement.”

On July 20, 2018, CETL entered into a loan agreement with BESH and RFLL wherein CETL will loan the amount of approximately CNY$100,000 (Chinese Yuan) to BESH and RFLL, all of which shall be used for the benefit of Hunan Ezagoo Zhicheng Internet Technology Limited. The total amount of the loan is due on, or before, December 31, 2018. More information regarding this agreement can be found in exhibit 10.5, titled, “Loan Agreement.

Hunan Ezagoo Zhicheng Internet Technology Limited is the company through which we operate, and which shares our business plan to provide advertising services through telecommunications.

On July 31, 2018 Xin Yang was appointed Chief Financial Officer of the Company.

The Company’s mailing address is Yijiaren Business Hotel No. 168, Tong Zi Po Xi Lu, Yuelu District Changsha, Hunan 410205, China.

We believe we need to raise $6,000,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 30,000,000 shares of our common stock and intend to use the proceeds from this offering to further develop and market our health program. There is uncertainty that we will be able to sell any of the 30,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at about $70,000, are being paid for by the Company.

Our budgetary allocations may vary depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to continue our current business plan and increase our current level of operations.

Our Offering

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 95,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 39,500,000 shares. These shares represent 30,000,000 additional shares of common stock to be issued by us and 9,500,000 shares of common stock by our selling stockholders. We may endeavor to sell all 30,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.20 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.20 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the Company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholders will go directly to them, not the Company. The same idea applies if the Company approaches or is approached by investors who then subsequently decide to invest with the Company. Those proceeds would then go to the Company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the Company. Mr. Tan Xiaohao will clarify for investors at the time of purchase whether the proceeds are going to the Company or directly to himself.

*Mr. Tan Xiaohao will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Tan Xiaohao ’s shares, they will be sold at a fixed price of $0.20 for the duration of the offering.

*Mr. Tan Xiaohao will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Tan Xiaohao ’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Tan Xiaohao intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Tan Xiaohao will decide whether shares are being sold by the Company or by Mr. Tan Xiaohao himself.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

30,000,000 shares of common stock, at a fixed price of $0.20 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	9,500,000 shares of common stock, at a fixed price of $0.20 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.20 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	95,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	125,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.20.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.20 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for furthering our business operations as detailed in the section titled, “use of proceeds” on page 20.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 39,500,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our President, Tan Xiaohao will sell the 30,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $70,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Currently, our President Tan Xiaohao owns approximately 94.79% of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares that are being registered herein and those shares being offered on behalf of the company are sold, Mr. Tan Xiaohao will have the ability to control approximately 64.84% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We rely entirely on the operations of Hunan Ezagoo Zhicheng Internet Technology Limited. Any successes or failures of Hunan Ezagoo Zhicheng Internet Technology Limited will directly impact our financial condition and may cause your investment to be either positively or negatively impacted.

At present, we share the same business plan as, and rely entirely upon, Hunan Ezagoo Zhicheng Internet Technology Limited. Any successes or failures of Hunan Ezagoo Zhicheng Internet Technology Limited will directly impact our financial condition and may cause your investment to be either positively or negatively impacted.  Hunan Ezagoo Zhicheng Internet Technology Limited is considered a variable interest entity through which we operate exclusively at this time and we have been deemed to currently be a direct beneficiary of Hunan Ezagoo Zhicheng Internet Technology Limited. As such, in the event that the business of operations of Hunan Ezagoo Zhicheng Internet Technology Limited were to fail, then our own business would, in turn, fail as well. We would be forced to either drastically alter our business strategy, or we would likely cease operations entirely, which could result in the whole or partial loss of any investments made in the company.

Our loan agreement contains operating and financial covenants that restrict our business and financing activities.

Borrowings under our loan agreement with certain lenders and Commercial Bank, are secured by substantially all of our assets, including our intellectual property. Our loan agreement also restricts our ability to, among other things:

• dispose of or sell our assets;

• make material changes in our business or management;

• consolidate or merge with other entities;

• incur additional indebtedness;

• create liens on our assets;

• pay dividends;

• make investments;

• enter into transactions with affiliates; and

• pay off or redeem subordinated indebtedness.

The operating and financial restrictions and covenants in the loan agreement, as well as any future financing agreements that we may enter into, could restrict our ability to finance our operations and to engage in, expand or otherwise pursue business activities and strategies that we or our stockholders may consider beneficial. If we do not have or are unable to generate sufficient cash available to repay our debt obligations when they become due and payable, either upon maturity or in the event of a default, we may not be able to obtain additional debt or equity financing on favorable terms, if at all. This could materially and adversely affect our liquidity and financial condition and our ability to operate and continue our business as a going concern.

Competition from both large, established industry participants and new market entrants may negatively affect our current and future results of operations.

We face vigorous competition from companies throughout the world and in China specifically, including large multinational advertising companies. Some established competitors have greater resources and better accessibility than us, therefore they are able to adapt quicker to changes in customer requirements and reach customers easier from all over the globe. If we are unable to continue to compete effectively, it could have an adverse impact on our business, results of operations and financial condition.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including spending on products relating to the advertisements we display, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to the risk of earthquakes, fire, power outages, floods and other catastrophic events, and to other interruptions due to natural or human causes.

We maintain servers in City Changsha China that we use to deliver advertising campaigns for our advertisers, and expect to add other data centers in the future. Any of our facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, tornadoes, hurricanes, fires, floods, nuclear disasters, war, acts of terrorism, vandalism or other criminal activities, infectious disease outbreaks and power outages, any of which could render it difficult or impossible for us to operate our business for some period of time. Major damage to our TV display facilities or offices or their power or internet connectivity may be costly to recover, and any such efforts may take several weeks, if not months. Our facilities would likely be costly to repair or replace, and any such efforts would likely require substantial time. Any disruptions in our operations could negatively impact our business and results of operations, and harm our reputation. In addition, we may not carry sufficient business interruption insurance to compensate for the losses that may occur. Any such losses or damages could have a material adverse effect on our business, financial condition and results of operations.

If we do not manage our growth effectively, the quality of our solution or our relationships with our customers may suffer, and our operating results may be negatively affected.

Our business has grown rapidly. We rely heavily on information technology, or IT, systems to manage critical functions such as advertising campaign management and operations, data storage and retrieval, revenue recognition, budgeting, forecasting, financial reporting and other administrative functions. To manage our growth effectively, we must continue to improve and expand our infrastructure, including our IT, financial and administrative systems and controls. We must also continue to manage our employees, operations, finances, research and development and capital investments efficiently. Our productivity and the quality of our solution may be adversely affected if we do not integrate and train our new employees, particularly our sales and account management personnel, quickly and effectively and if we fail to appropriately coordinate across our executive, engineering, finance, human resources, legal, marketing, sales, operations and customer support teams. If we continue our rapid growth, we will incur additional expenses, and our growth may continue to place a strain on our resources, infrastructure and ability to maintain the quality of our solution. If we do not adapt to meet these evolving growth challenges, and if the current and future members of our management team do not effectively scale with our growth, the quality of our solution may suffer and our corporate culture may be harmed. Failure to manage our future growth effectively could cause our business to suffer, which, in turn, could have an adverse impact on our financial condition and results of operations.

We are an "emerging growth company," and we cannot be certain if the reduced disclosure requirements applicable to small reporting companies will make our common stock less attractive to investors.

For so long as we remain an "small reporting company" as defined in the JOBS Act, we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not "small reporting companies," including not being required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions for so long as we are an "small reporting company," which could be as long as five years following the completion of our initial public offering. Investors may find our common stock less attractive because we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile and may decline.

In addition, Section 107 of the JOBS Act also provides that an " small reporting company" can take advantage of an extended transition period for complying with new or revised accounting standards. However, we chose to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

If we fail to make the right investment decisions in our offerings and technology platform, we may not attract and retain advertisers and advertising agencies and our revenue and results of operations may decline.

We compete for advertisers, which are often represented by advertising agencies, who want to purchase digital media for advertising campaigns. Our industry is subject to rapid changes in standards, technologies, products and service offerings, as well as in advertiser demands and expectations. We continuously need to make decisions regarding which offerings and technology to invest in to meet advertiser demand and evolving industry standards and regulatory requirements. We may make wrong decisions regarding these investments. For example, we expect advertisers to award us credit, or attribution, for impressions that generate specific consumer purchases or responses using certain criteria such as last ad clicked or viewed. Our technology considers these attribution models and if new attribution models are introduced by advertisers, we may need to make changes in our technology. If new or existing competitors offer more attractive offerings, we may lose advertisers or advertisers may decrease their spending on our solution. New advertiser demands, superior competitive offerings or new industry standards could render our existing solution unattractive, unmarketable or obsolete and require us to make substantial unanticipated changes to our technology platform or business model. Our failure to adapt to a rapidly changing market or to anticipate advertiser demand could harm our business and our financial performance.

We may experience fluctuations in our operating results, which make our future results difficult to predict and could cause our operating results to fall below investors' and analysts' expectations.

Our quarterly and annual operating results have fluctuated in the past. Similarly, we expect our future operating results to fluctuate for the foreseeable future due to a variety of factors, many of which are beyond our control. Our fluctuating results could cause our performance to fall below the expectations of investors and securities analysts, and adversely affect the price of our common stock. Because our business is changing and evolving rapidly, our historical operating results may not be useful in predicting our future operating results. Factors that may increase the volatility of our operating results include the following:

• the addition or loss of new advertisers and advertising agencies;

• changes in demand and pricing for our solution;

• the seasonal nature of our customers' spending on digital advertising campaigns;

• changes in our pricing policies or the pricing policies of our competitors;

• and the pricing of advertising inventory or of other third-party services;

• the introduction of new technologies, product or service offerings by our competitors;

• changes in our customers' advertising budget allocations, agency affiliations, or marketing strategies;

• changes and uncertainty in the regulatory environment for us or our advertisers;

• changes in the economic prospects of our advertisers or the economy generally, which could alter current or prospective advertisers' spending priorities, or could increase the time or costs required to complete sales with advertisers;

• changes in the availability of advertising inventory through real-time advertising exchanges, or in the cost to reach end consumers through digital advertising;

• changes in our capital expenditures as we acquire the hardware, equipment and other assets required to support our business; and

• costs related to acquisitions of people, businesses or technologies.

Based upon all of the factors described above and others that we may not anticipate, including those beyond our control, we have a limited ability to forecast our future revenue, costs and expenses. As a result, our operating results may from time to time fall below our estimates or the expectations of investors and analysts.

If we are unable to attract new advertising customers and sell additional offerings to our existing customers, our revenue growth will be adversely affected.

To sustain or increase our revenue, we must add new advertisers and encourage existing advertisers (both of which are often represented by advertising agencies), to purchase additional offerings from us. As the digital advertising industry matures and as competitors introduce lower cost or differentiated products or services that compete with or are perceived to compete with ours, our ability to sell our solution to new and existing advertisers based on our offerings, pricing, technology platform and functionality could be impaired. Some advertisers that are repeat users of our solution tend to increase their spend over time. Conversely, some advertisers that are newer to our solution tend to spend less than, and may not return as frequently as, advertisers who have used our solution for longer periods of time. If we fail to retain or cultivate the spending of our newer, lower-spending advertisers, it will be difficult for us to sustain and grow our revenue from existing advertisers. Even with long-time advertisers, we may reach a point of saturation at which we cannot continue to grow our revenue from those advertisers because of internal limits that advertisers may place on the allocation of their advertising budgets to digital media, to particular campaigns, to a particular provider, or for other reasons not known to us. If we are unable to attract new advertisers or obtain new business from existing advertisers, our revenue growth and our business may be adversely affected.

The requirements of being a public company may strain our resources, divert our management's attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act, and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management's attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

We intend to continue to make investments to support our business growth and may require additional funds, beyond those generated by this offering, to respond to business challenges, including the need to develop new features or enhance our platform, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in public or private equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.

We may not be able to compete successfully against current and future competitors because competition in our industry is intense, and our competitors may offer solutions that are perceived by our customers to be more attractive than ours. These factors could result in declining revenue, or inability to grow our business.

Competition for our advertisers' advertising budgets is intense. We also expect competition to increase as the barriers to enter our market are low. Increased competition may force us to charge less for our solution, or offer pricing models that are less attractive to us and decrease our margins. Our principal competitors include companies that offer demand-side platforms that allow advertisers to purchase inventory directly from advertising exchanges or other third parties and manage their own consumer data, traditional advertising networks and advertising agencies themselves.

We also rely predominately on advertising agencies to purchase our solution on behalf of advertisers, and certain of those agencies or agency holding companies are creating competitive solutions, referred to as agency trading desks. If these agency trading desks are successful in leveraging their relationships with the advertisers we may be unable to compete even if our solution is more effective. Many agencies that we work with are also owned by large agency holding companies. For various reasons related to the agencies' own priorities or those of their holding companies, they may not recommend our solution, even though it may be more effective, and we may not have the opportunity to demonstrate our value to advertisers.

Many current and potential competitors have competitive advantages relative to us, such as longer operating histories, greater name recognition, larger client bases, greater access to advertising inventory on premium websites and significantly greater financial, technical, sales and marketing resources. Increased competition may result in reduced pricing for our solution, longer sales cycles or a decrease of our market share, any of which could negatively affect our revenue and future operating results and our ability to grow our business.

We have been dependent on TV display advertising. A decrease in the use of display advertising, or our inability to further penetrate display, mobile, social and video advertising channels would harm our business, growth prospects, operating results and financial condition.

Historically, our customers have predominantly used our solution for TV display advertising, and the substantial majority of our revenue is derived from advertisers, that use our solution for TV display advertising. We expect that TV display advertising will continue to be a significant channel used by our customers. Recently, overall display advertising growth has been driven by mobile, social and video advertising. Should our customers lose confidence in the value or effectiveness of TV display advertising, the demand for our display solution could decline. In addition, our failure to achieve market acceptance of our solution for mobile, social and video advertising would harm our growth prospects, financial condition and results of operations.

Our growth depends, in part, on the success of our strategic relationships with advertisers, including ready access to hardware in key bus line to facilitate the delivery of our solution and reliable management of Internet traffic.

We anticipate that we will continue to depend on various advertisers’ relationships in order to grow our business. We continue to pursue additional relationships with advertisers. Identifying, negotiating and documenting relationships with them requires significant time and resources as does integrating advertisers’ data and services. Our agreements with providers of technology, computer hardware, display facilities, content and consulting services and real-time advertising exchanges are typically non-exclusive, do not prohibit them from working with our competitors or from offering competing services and do not typically have minimum purchase commitments. Our competitors may be effective in providing incentives to third parties to favor their products or services over ours or to otherwise prevent or reduce purchases of our solution. In addition, these advertisers may not perform as expected under our agreements with them, and we may have disagreements or disputes with advertisers, which could negatively affect our brand and reputation.

In particular, our continued growth depends on our ability to source computer hardware, including servers built to our specifications, and the ability to locate those servers and related hardware in co-location facilities in the most desirable bus line and time slot to facilitate the timely delivery of our services. Disruptions in the services provided at co-location facilities that we rely upon can degrade the level of services that we can provide, which could harm our business. We also rely on our integration with many advertisers’ technology providers to execute our business on a daily basis. We must efficiently direct a large amount of network traffic and each bid typically must take place. We rely on TV screens to direct display to our solution for efficient processing. If our TV screens experiences disruptions or performance problems, this could result in inefficient balancing of traffic across our servers as well as impairing or preventing audiences connectivity to our TV advertisings, which could harm our business.

We have historically relied, and expect to continue to rely, on our existing customers for a significant portion of our revenue. The loss of any of existing customers could significantly harm our business, financial condition and results of operations.

We expect that we will continue to depend upon our existing customers for a significant portion of our revenue for the foreseeable future. As a result, if we fail to successfully attract or retain new or existing customers or if existing customers run fewer advertising campaigns with us, defer or cancel their insertion orders, or terminate their relationship with us altogether, whether through the actions of their agency representatives or otherwise, our business, financial condition and results of operations would be harmed.

Our sales and marketing efforts require significant investment, which may not yield returns in the foreseeable future, if at all.

We have invested significant resources in our research and development, sales and marketing teams to educate potential and prospective advertisers about the value of our solution. We often spend substantial time and resources explaining how our solution can optimize advertising campaigns in real time, and responding to requests for proposals from potential advertisers, including developing material specific to the needs of such potential advertisers. Our business depends in part upon advertisers' confidence that represent those advertisers, that our use of real-time advertising exchanges to purchase inventory is superior to other methods of purchasing digital TV display advertising. We may not be successful in attracting new advertisers despite our investment in our business development, sales and marketing organizations.

Our historical revenue growth has masked seasonal fluctuations in advertising activity. As growth declines or seasonal patterns become more pronounced, seasonality could have a material impact on our cash flows and operating results.

Our revenue, cash flow from operations, operating results and other key operating and performance metrics may vary from quarter to quarter due to the seasonal nature of our advertisers' spending on digital advertising campaigns. For example, advertisers tend to devote more of their advertising budgets to the fourth calendar quarter to coincide with consumer holiday spending. Moreover, advertising inventory in the fourth quarter may be more expensive due to increased demand for advertising inventory. Our historical revenue growth has masked the impact of seasonality, but if our growth rate declines or seasonal spending becomes more pronounced, seasonality could have a material impact on our revenue, cash flow, operating results and other key operating and performance metrics from period to period.

Legal claims against us resulting from the actions of our advertisers could damage our reputation and be costly to defend.

We receive representations from advertisers that the content of the advertising that we place on their behalf is lawful. We also rely on representations from our advertisers that they maintain adequate privacy policies that allow us to place pixels on their websites and collect data from users that visit those websites to aid in delivering our solution. However, we do not independently verify whether we are permitted to deliver advertising to our advertisers' Internet users or that the content of the advertisements we deliver is legally permitted. If any of our advertisers' representations are untrue and our advertisers do not abide by foreign, federal, state or local laws or regulations governing their content or privacy practices, we could become subject to legal claims against us, we could be exposed to potential liability (for which we may or may not be indemnified by our customers), and our reputation could be damaged.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.

Our agreements with advertisers and advertising agencies may include indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, or other liabilities relating to or arising from our products, services, or other contractual obligations. The term of these indemnity provisions generally survives termination or expiration of the applicable agreement. Large indemnity payments would harm our business, financial condition and results of operations.

If we do not effectively grow and train our sales team, we may be unable to add new customers or increase sales to our existing customers, and our business would be adversely affected.

We continue to be substantially dependent on our sales team to obtain new customers and to drive sales from our existing customers. We believe that there is significant competition for sales personnel with the skills and technical knowledge that we require. Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training, integrating and retaining sufficient numbers of sales personnel to support our growth. Our current sales team is primarily trained and experienced in selling to advertising agencies, which often control an advertiser's budget. If more of our business shifts to direct relationships with brand advertisers, we may not have an adequately trained sales team to support that shift and to sell products effectively to those advertisers. New hires require significant training and it may take significant time before they achieve full productivity. Our recent hires and planned hires may not become productive as quickly as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business. In addition, as we continue to grow rapidly, a large percentage of our sales team will be new to the company and our solution. If we are unable to hire and train sufficient numbers of effective sales personnel, or the sales personnel are not successful in obtaining new customers or increasing sales to our existing customer base, our business would be adversely affected.

We have broad discretion in the use of net proceeds that we receive in this offering, and if we do not use those proceeds effectively, your investment could be harmed.

Our management will have broad discretion over the specific use of the net proceeds that we receive in this offering and might not be able to obtain a significant return, if any, on use and investment of these net proceeds. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use and invest the net proceeds that we receive in this offering and our initial public offering effectively, our business, results of operations and financial condition could be harmed.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the OTCMarkets.com OTC Marketplace. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 600,000,000 shares of common stock, of which 95,000,000 shares are issued and outstanding as of the date of this filing. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock will be determined through negotiations between us and the representatives of the underwriters and may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 and will be substantial, which may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Ezagoo Limited, or a subsidiary of the Company and held in our corporate bank account or that of our subsidiary if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Tan Xiaohao will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since he is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned Mr. Tan is going to be selling shares on behalf of the Company in this offering. Mr. Tan is also simultaneously having his shares registered for resale. This conflict of interest could divert Mr. Tan’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this your investment could be adversely affected.

Our President and Member of our Board of Directors Tan Xiaohao does not have any prior experience conducting a best effort offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Tan does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President Tan Xiaohao, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCMarkets.com OTC Marketplace. The OTC Marketplace is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC Marketplace is not an issuer listing service, market or exchange. Although the OTC Marketplace does not have any listing requirements per se, to be eligible for quotation on the OTC Marketplace, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Marketplace. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Marketplace that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this offering is about $70,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Marketplace. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Marketplace.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

  changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
  changes in key personnel;
  entry into new geographic markets;
  actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
  fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
  the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
  announcements relating to litigation;
  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
  changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
  the development and sustainability of an active trading market for our common stock;
  future sales of our common stock by our officers, directors and significant stockholders; and
  changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

EZAGOO LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2017, AND 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31, 2017	December 31, 2016
	Audited	Audited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	10,612	13
Prepaid expenses and deposits	32,219	1,206
Total Current Assets	42,831	1,219

NON-CURRENT ASSETS
Property and equipment, net	375	1,214
Total Non-Current Assets	375	1,214

TOTAL ASSETS	$43,206	$2,433

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Other payables and accrued liabilities	10,801	6,447
Due to related parties	153,995	55,600
Due to director	109,048	103,056
Total Current Liabilities	273,844	165,103

TOTAL LIABILITIES	$273,844	$165,103

STOCKHOLDERS’ DEFICIT
Additional paid in capital	39,368	-
Accumulated other comprehensive income	6,143	15,183
Accumulated deficit	(276,149)	(177,853)
TOTAL STOCKHOLDERS’ DEFICIT	$(230,638)	$(162,670)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$43,206	$2,433

EZAGOO LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2017, AND 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31, 2017	December 31, 2016

SERVICE REVENUE	$8,512	$-

COST OF REVENUE	(3,272)	-

GROSS PROFIT	5,240	-

OPERATING EXPENSES	(103,536)	-

LOSS FROM OPERATIONS	(98,296)	-

Interest expense	-	-

LOSS BEFORE INCOME TAX	(98,296)	-

Other income/(expense):	-	-

Income tax expense	-	-

Discontinued Operations:
Loss from discontinued operations	-	(36,123)
Loss from discontinued operations, net of taxes	-	(36,123)

NET LOSS	$(98,296)	$(36,123)

Other comprehensive income/(loss):	-	-
- Foreign currency translation adjustment	(9,040)	10,788

COMPREHENSIVE LOSS	(107,336)	(25,335)

Net loss per share- Basic and diluted	(0.00)	(0.00)

Weighted average number of common shares outstanding - Basic and diluted	-	-

EZAGOO LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	September 30, 2018	December 31, 2017
	Unaudited	Audited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,912	$10,612
Account receivables	1,616	-
Prepaid expenses and deposits	83,966	32,219
Total Current Assets	98,494	42,831

NON-CURRENT ASSETS
Property and equipment, net	715	375
Total Non-Current Assets	715	375

TOTAL ASSETS	$99,209	$43,206

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Other payables and accrued liabilities	$59,775	$10,801
Due to related parties	769,216	153,995
Due to director	104,583	109,048
Total Current Liabilities	933,574	273,844

TOTAL LIABILITIES	$933,574	$273,844

STOCKHOLDERS’ DEFICIT

Preferred stock, $0.0001 par value, 200,000,000 shares authorized, None issued and outstanding	-	-
Common stock, $0.0001 par value, 600,000,000 shares authorized, 95,000,000 and 0 shares are issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	$9,500	$-
Additional paid in capital	43,261	39,368
Accumulated other comprehensive income	55,017	6,143
Accumulated deficit	(942,143)	(276,149)
TOTAL STOCKHOLDERS’ DEFICIT	$(834,365)	$(230,638)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$99,209	$43,206

EZAGOO LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Nine Months Ended
	September 30, 2018	September 30, 2017

REVENUE	$21,796	-

COST OF REVENUE	(103,013)	-

GROSS LOSS	(81,217)	-

OPERATING EXPENSES	(591,357)	(20,819)

LOSS FROM OPERATIONS	(672,574)	(20,819)

Interest expense	-	-

LOSS BEFORE INCOME TAX	(672,574)	(20,819)

Other income	6,580	-

Income tax expense		-

Discontinued Operations:
Loss from discontinued operations
Loss from discontinued operations, net of taxes

NET LOSS	(665,994)	(20,819)

Other comprehensive income/(loss):
- Foreign currency translation adjustment	48,874	(9,275)

COMPREHENSIVE LOSS	(617,120)	(30,094)

Net loss per share- Basic and diluted	(0.01)	(0.00)

Weighted average number of common shares outstanding - Basic and diluted	49,515,011	-

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016

Hunan Ezagoo Zhicheng Internet Technology Limited (“HEZL”) is the company through which we operate, and which shares our business plan to provide advertising services through telecommunications. Prior to December 31, 2016, Hunan Ezagoo Zhicheng Internet Technology Limited (HEZL) was initially a startup stage company engaged in e-commerce, offering electronics products for sale such as, but not limited to, mobile phones, tablets and related accessories. Due to continued losses from their e-commerce business activities, and high competition in the industry, HEZL discontinued all e-commerce business activities and sold off any remaining inventories relating to such e-commerce activities. Following December 31, 2016, the Company adopted its current business plan.

Result of Operations

We recognized revenue of $8,512 and $0 for the years ended December 31, 2017 and 2016, respectively from continuing operations and incurred $3,272 and $0 in cost of goods sold for the same periods from continuing operations.

Total operating expenses for the year ended December 31, 2017 was $103,536 compared to $0 for the year ended December 31, 2016 from continuing operations.

The loss from continuing operations was $98,296 and $0 for the years ended December 31, 2017 and December 31, 2016, respectively.

During year ended December 31, 2016, the Company recorded a net loss of $36,123. The Company has no continuing involvement in the operations of their e-commerce business. The net loss of year 2016 qualified as a discontinued operation of the Company and accordingly, the Company has excluded results of their e-commerce business operations from its Statements of Operations and Comprehensive Income (Loss) to present this business in discontinued operations. Loss from discontinued operations for the years ended December 31, 2017 and 2016 was $0 and $36,123, respectively.

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events for the year ended December 31, 2016 that are reasonably likely to have a material adverse effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources, or that would cause the disclosed financial information to be not necessarily indicative of future operating results or financial conditions.

Off Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders as of December 31, 2017.

Contractual Obligations

As of December 31, 2017, the Company leases an office premises in China under a non-cancellable operating lease that expires in November 2020 with an independent third party to lease office premises for the operations of the Company.

Liquidity and Capital Resources

Cash Used in Operating Activities

We have not generated positive cash flows from operating activities. Net cash flows used in operating activities from continuing operations was $124,229, for year ended December 31, 2017 compared to $0 for year ended December 31, 2016. The cash used in operating activities was mainly for payment of general and administrative expenses.

Net cash used in activity from discontinued operations was $0 for year ended December 31, 2017 compared to $34,903 for year December 31, 2016.

Cash Used in Investing Activities

We have no investing activities for the fiscal year ended December 31, 2017 and 2016.

Cash Provided from Financing Activities

For the fiscal year ended December 31, 2017, net cash from financing activities was $135,811   consisting additional paid in capital $39,346, advances from director $832 and advances from related parties $95,611.

For the fiscal year ended December 31, 2016, net cash from financing activities was $33,315 consisting of advances from director $12,372 and advances from related parties $20,943.

Comparison of the nine months ended September 30, 2018 and September 30, 2017

Revenues, net

Total revenue was $21,796 and $0 for the nine months ended September 30, 2018 and 2017, respectively. The increased amount of $21,796 is because the Company started bus advertising service business in October 2017, and started to generate revenue in October 2017. We expect revenue from our business services segment to increase as we continue to grow our business and expand into new territories.

Cost of Revenues

Total cost of revenues was $103,013 and $0 for the nine months ended September 30, 2018 and 2017, respectively. The increased amount of $103,013 is because the Company started bus advertising service business in October 2017, and started to generate revenue in October 2017. It is also because the Company entered into an agreement with Changsha Zhongwang Bus Co., Ltd (“CZB”) in 2018 and started to pay rental fees annually. In 2017, CZB offered a rent-free period to the Company.

The overall gross loss for the Company was negative $81,217 and $0 for the nine months ended September 30, 2018 and 2017, respectively. Gross loss as a percentage of total revenues was negative and 0% for the same period ended September 30, 2018 and 2017, respectively. The negative gross profit was due to sunk cost and low revenue generated for the nine months ended September 30, 2018. The Company started bus advertising service business in October 2017, and started to generate revenue in October 2017, therefore, no revenue generated and no cost of revenue for the nine months ended September 30, 2017.

Operating Expenses

General and administrative expenses

General and administrative expenses were $591,357 and $20,819 for the nine months ended September 30, 2018 and 2017, respectively. The general and administrative expenses consist primarily of salary and wages, professional consulting fee, rental fee, traveling fee and maintenance fee. The high increase in general and administrative expense is due to increase in salary and wages, professional consulting fee, rental fee, traveling fee and maintenance fee. We expect our general and administrative expense to continue to increase as we deepen our existing businesses.

Net Loss

The net loss was $665,994 for the nine months ended September 30, 2018 and the net loss was $20,819 for the nine months ended September 30, 2017. The increase in net loss is due to low revenue generated and increase in cost of revenue and general and administrative expenses.

There were no seasonal aspects that had a material effect on the financial condition or results of operations of the Company.

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events for the three months ended September 30, 2018 that are reasonably likely to have a material adverse effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources, or that would cause the disclosed financial information to be not necessarily indicative of future operating results or financial conditions.

Liquidity and Capital Resources

Cash Used in Operating Activities

For the nine months ended September 30, 2018, net cash used in operating activities was $671,114 compared to net cash provided from operating activities of $165,859 for the nine months ended September 30, 2017. The cash used in operating activities was mainly for cost of revenue and general and administrative expenses.

Cash Used in Investing Activities

For the nine months ended September 30, 2018, net cash used in investing activities was $781 compared to net cash used in investing activities of $0 for the nine months ended September 30, 2017. The cash used in operating activities was mainly for purchase of property and equipment.

Cash Provided from Financing Activities

For the nine months ended September 30, 2018, net cash provided from financing activities was $674,458 compared to net cash used in investing activities of $164,603 for the nine months ended September 30, 2017. The cash used in operating activities was mainly issuance of capital, additional capital, advances from a director and advance from related parties.

In regards to all of the above transactions we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Advertising Industry

At present, Ezagoo Limited aims to solely provide services to consumers in China, although the Company may evaluate this focus in the future and may consider expanding into other countries. Given the demand for our services will be limited to China, at least initially, we will focus primarily on the Digital Advertising Industry as it pertains to China.

Advertising Industry Worldwide and In China

Since 2011, the global advertising market has grown steadily, with the growth rate remaining between 4% and 5%. It is expected that the advertising market will maintain this growth rate until 2018. Spending on advertising worldwide has been increasing steadily and is expected to reach almost 557.99 billion U.S. dollars in 2018, up from 534.8 billion in 2017, which amounts to an annual growth rate of 4.3 percent.  In terms of digital advertising, spending is expected to grow from 229.25 billion U.S. dollars in 2017 to around 335.5 billion by 2020.

In China, the advertising industry has experienced tremendous growth and profitability. Currently, China is the second largest advertising market in the world. In terms of e-commerce advertisement, China has ranked first in search advertising. In 2012, China's digital advertising market was about 77.31 billion Chinese Yuan and by 2016 it had nearly quadrupled in size. From 2015 to 2021, the digital video adverting revenue in China is expected to grow from 3.37 billion to 11.03 billion U.S. dollars.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Ezagoo Limited, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on May 9, 2018.

 On May 9, 2018 Tan Xiaohao was appointed President, Secretary, Treasurer, and Director of the Company.

On May 9, 2018, our President, Tan Xiaohao, purchased 90,050,500 shares of restricted common stock at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $9,005, have gone directly to the Company for initial working capital.

On June 30, 2018 Zhang Qianwen and Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP purchased 3,591,000 and 1,358,500 shares of restricted common stock respectively at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $495, have gone directly to the Company for initial working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On June 6, 2018 Ezagoo Holding Limited, a Seychelles Company, acquired Ezagoo Limited, A Hong Kong Company, in consideration of HK$1 (Hong Kong Dollar).

Ezagoo Limited, a Nevada Company, acquired Ezagoo Holding Limited, a Seychelles Company, on June 25, 2018 in consideration of $1 (USD). Ezagoo Holding Limited is now a wholly owned subsidiary of the Company.

On July 20, 2018, Ezagoo Limited, a Hong Kong Company, incorporated a new subsidiary in Changsha, China, called Changsha Ezagoo Technology Limited (“Changsha Ezagoo”), whereas it is owned entirely (100%) by Ezagoo Limited, the Hong Kong Company. There was no consideration exchanged per the transaction.

On July 20, 2018, Changsha Ezagoo Technology Limited, a Hong Kong Company, also referred to herein as “CETL”, entered into and consummated an agreement with Beijing Ezagoo Shopping Holding Limited, also referred to herein as “BESH”, and Ruiyin (Shenzhen) Financial Leasing Limited, also referred to herein as “RFLL”, whereas CETL has the option to purchase all of the equity interests of Hunan Ezagoo Zhicheng Internet Technology Limited, a Chinese, “PRC” Company, from RFLL and BESH. These equity interests would make up 100% of the equity interests of Hunan Ezagoo Zhicheng Internet Technology Limited. Hunan Ezagoo Zhicheng Internet Technology Limited is considered to be a variable interest entity, also referred to herein as a “VIE”, to Changsha Ezagoo Technology Limited, and therefore a VIE of the issuer, Ezagoo Limited, a Nevada Company. More information regarding this agreement can be found in exhibit 10.1, titled, “Call Option Agreement”.

On July 20, 2018, CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have given CETL the right to appoint management of CETL to act as proxy to existing shareholders of Hunan Ezagoo Zhicheng Internet Technology Limited. This gives management of CETL the ability to conduct and control company affairs of Hunan Ezagoo Zhicheng Internet Technology Limited. Actions which management of CETL may be able to carry out include, but are not limited to, exercising voting rights as proxy of the existing shareholder(s), appointing new directors, hiring new management, and carrying out corporate actions. More information regarding this agreement can be found in exhibit 10.2, titled, “Shareholder’ Voting Rights Proxy Agreement.”

On July 20, 2018 CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have engaged CETL to provide management, financial, and other business services to Hunan Ezagoo Zhicheng Internet Technology Limited. CETL is to be compensated with 100% of all profits generated by Hunan Ezagoo Zhicheng Internet Technology Limited. This Agreement is effective as of July 20, 2018 and will continue in effect for a period of ten (10) years (the “Initial Term”), and for succeeding periods of the same duration (each, “Subsequent Term”), until terminated by one of the following means either during the Initial Term or thereafter: Mutual Consent, Termination by CETL, Breach or Insolvency. Hunan Ezagoo Zhicheng Internet Technology Limited is considered to be a variable interest entity to Changsha Ezagoo Technology Limited, and therefore a VIE of the issuer, Ezagoo Limited, a Nevada Company. More information regarding this agreement can be found in exhibit 10.3, titled, “Management Services Agreement.”

On July 20, 2018, CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have pledged their equity interests in Hunan Ezagoo Zhicheng Internet Technology Limited, to CETL. More information regarding this agreement can be found in exhibit 10.4, titled, “Equity Pledge Agreement.”

On July 20, 2018, CETL entered into a loan agreement with BESH and RFLL wherein CETL will loan the amount of approximately CNY$100,000 (Chinese Yuan) to BESH and RFLL, all of which shall be used for the benefit of Hunan Ezagoo Zhicheng Internet Technology Limited. The total amount of the loan is due on, or before, December 31, 2018. More information regarding this agreement can be found in exhibit 10.5, titled, “Loan Agreement.”

Hunan Ezagoo Zhicheng Internet Technology Limited is the company through which we operate, and which shares our business plan to provide advertising services through telecommunications.

On July 31, 2018 Xin Yang was appointed Chief Financial Officer of the Company.

Business Information

Hunan Ezagoo Zhicheng Internet Technology Limited (“HEZL”) is the company through which we operate, and which shares our business plan to provide advertising services through telecommunications. Prior to December 31, 2016, Hunan Ezagoo Zhicheng Internet Technology Limited (HEZL) was initially a startup stage company engaged in e-commerce, offering electronics products for sale such as, but not limited to, mobile phones, tablets and related accessories. Due to continued losses from their e-commerce business activities, and high competition in the industry, HEZL discontinued all e-commerce business activities and sold off any remaining inventories relating to such e-commerce activities. Following December 31, 2016, the Company adopted its current business plan.

At present, the Company operates within the Chinese digital advertising network through advertisements displayed on flat-panel audiovisual television displays located on the vast network of urban bus lines in Changsha City. On February 10, 2018, HEZL entered into an agreement with Changsha Zhongwang Bus Co., Ltd. (“CZB”) wherein CZB will provide HEZL with Seven Hundred Forty-Two (742) buses to display media advertising within the interior of the buses. This agreement will be valid until February 9, 2021 and HEZL shall pay CZB a rental fee of 800 Chinese Yuan per bus, for a total of One Million Seven Hundred Eighty Thousand Eight Hundred (1,780,800) Chinese Yuan as well as a semi-annual rental fee of Two Hundred Ninety Six Thousand Eighty Hundred (296,800) Chinese Yuan.

Our TV audio visual advertising network. displayed on the rented buses, provides an opportunity for brands to break through the advertising clutter and effectively reach a large audience of bus passengers. On October 1, 2017 Hunan Ezagoo Limited Co., Ltd. entered into an agreement with HEZL, in which HEZL will lease 3,000 LED screens from Hunan Ezagoo Limited Co., Ltd. This agreement will terminate on September 30, 2020. Per the terms of the agreement there is a rent-free period between October 1, 2017 and July 31, 2018. Subsequent to the rent-free period HZT will pay Hunan Ezagoo Limited Co., Ltd. Six Hundred Fifty (650) Chinese Yuan per screen as an annual fee. The first rental payment is due on or before August 31, 2018, and rent will be paid semi-annually from that point forward. HEZL will install these LED displays in the buses rented from CZB, and it is through these LED screens that advertisements will be displayed.

Through our special media portal (digital TV Screen advertising), we help connect sellers with buyers and ultimately reach their ideal target audiences. We anticipate a growing need for our services in Mainland China because of our ability to provide access to a wide range of consumers at cost effective prices. In today’s complex corporate landscape there is an increasing need for enterprises, in all industries, to maximize their performance and profitability while keeping costs low. We believe that our officers’ and director’s academic background and business experience, and our competitive fees, will provide us with a competitive advantage over our competitors and lead to increased demand for our services.

Corporate Services

The Company’s primary business activity is to display advertisements for its clients on TV screens mounted on public buses that move throughout Changsha City. At present the advertisements may be displayed solely on 22-inch audiovisual screens that are mounted behind the bus driver’s seat, with speakers placed throughout the buses so that all passengers on the bus are able to both see and hear the advertisements. This placement of screens and speakers will ensure that all passengers inside the bus are subjected to the advertisements of our clients throughout the full duration of their bus journey.

On an average day, 1600 screens in 800 buses make just under 10-hour journeys while traveling around close to three quarters of Changsha City. To date, there are three main kinds of bus advertising promotion, consisting of the following:

●	A majority of advertisements are displayed on bus TV screen which are broadcast repeatedly approximately 20 times per day in a 15-minute cycle.

Bus advertisements are highly visible and are displayed daily while the buses travel along the same routes daily, offering advertisers massive impact and high frequency to targeted audiences. With 10 hours of uninterrupted TV audiovisual display, quality ready-made video commercials advertisements maximize the exposure of bus audiences during their daily journeys. The TV screen promotion of brand, products and services can be undertaken using a wide range of bus TV channels in several different bus lines while offering a chance to directly reach bus passengers living in different areas throughout the city. Additionally, through the bus’s background system, the TV display flashes upcoming bus-stop information along with various ads on the TV screens. This ensures that passengers often look at the screen to grasp information about the next stop while they are exposed to the brand messages and advertisements of our clients. This grants advertisers the assurance it is highly likely that their message will be seen by the consumers.

●	Some bus advertisements allow brands to directly target desirable passengers travelling along a specific bus route.

Certain advertisements may be of more interest to, and thus be considered more effective, when directed to specific consumer groups. Furthermore, due to the nature of the bus advertisements we offer we can place advertisements along certain bus routes, for example on a bus travelling from a residential location to a commercial hub. This allows advertisers to display their message in front of viewers who are more likely to have an interest in their products or services. This is a highly targeted and cost-effective way for brand clients to reach their ideal consumer groups. It is the belief of the company that this could produce higher consumer recall rate of ads than when those same ads are displayed randomly.

●	Bus TV screens can also set a time slot and allow the advertising content to be updated remotely over a WIFI connection.

We have the ability to plan campaigns and focus on consumers at specific times of the day by scheduling a time segment during which specific advertisements will play. This can also be further customized by selecting certain bus lines on which to display client advertisements. If appropriate, we could coordinate advertising campaigns so that only one, or perhaps several, commercial brands are placed on TV screens of each bus or specific bus line. This would allow these clients to guarantee their advertisement will be seen in a certain timeslot and physical location, granting them an advantage over potential competitors. Advertisements scheduled to run during commuter traffic, for example, could generate far more leads than at other, less congested, times of day. Our bus TV display background system enables access to independently monitor and adjust performance, frequency and playback times of advertisements daily on each bus. These TV screens can display a fully customized range of content such as ads, videos, promotional content, news, sports, etc. for passengers. Additionally, this system enables us to upload new advertisements anywhere and anytime with 3G/ 4G or Wi-Fi connection.

Standard Advertisement Pricing

Marketing Plan

We expect to increase our marketing efforts through our President’s personal networks and industry association channels which have not, at this point in time, been fully identified. Additionally, we intend to bolster our professional reputation and image by showcasing our knowledge and industry expertise via marketing campaigns through various forms of media. We have undefined plans to initially market our services through webinars, the creation of a wide variety of white papers, newsletters, books, and other information offerings. Furthermore, we plan to begin a social media campaign utilizing blogs, twitter, Facebook, and LinkedIn. A targeted campaign is intended to be made to focus on start-ups and small to mid-size businesses in various industries.

Competition

We compete primarily with several different groups of competitors:

●	Advertising companies that operate public transport advertising companies, especially Bus line advertising networks, such as Bus Online Co. Ltd.

●	Out-of-home digital advertising networks beyond the Bus Line sector, such as Focus Media;

●	Other advertising media companies, such as Internet, street furniture displays, billboards, and with traditional advertising media, such as newspapers, television, magazines and radio, some of which may advertise on the Buses in which we have exclusive contract rights to operate digital TV screens.

The digital advertising industry our company operates in is extremely competitive and there are limited barriers to entry, thus new competitors frequently enter the market. We believe that existing and new competitors will continue to improve their services and introduce new services with competitive pricing and performance characteristics. In periods of reduced demand for our services, we can either choose to maintain market share by reducing our prices to meet competition or maintain prices, which would likely sacrifice market share. Sales and overall profitability could be reduced in either case.

Future Plans

It is our goal to optimize the efficiency of city services and connect to residents by creating the largest bus TV advertising network in China. We aim to be a promoter and participator of a ‘smart city’ concept. At present, we solely focus on Changsha city, but in the future, we plan to allocate funds to integrate advertisement, digital TV devices and new communication technology regionally. At the same time, we plan to create a commercial APP for both our bus advertising clients and bus travelers, thus creating a meaningful connection between people, brands and cities. We anticipate that our company will install more than 10 thousand screens and expand into 300 cities throughout all of China from south to north over the next three to five years. However, we do not have distinct and detailed expansion plans as of this point in time. In the future, a full range of local and international brand advertisements are intended to be displayed on our bus TV digital screens and broadcast throughout large-scale regional bus networks. We will play a role, as a medium between brand and citizen, in laying a foundation for consuming attitudes and trends in Asia and then promoting future consumption behavior.

However, without an appropriate budget and intensive research, plans referring to development, expansion, potential unidentified acquisitions and concrete timescales cannot be determined at present.

Employees

As of December 6, 2018, we have two employees comprised of our President Tan Xiaohao and Chief Financial Officer Xin Yang. Our company plans to employ 10 more employees by June of 2019. These individuals will ideally hold relevant professional degrees for the positions they serve and will have above average Mandarin language proficiency.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our employee, Officer and/or Director.

Hunan Ezagoo Zhicheng Internet Technology Limited is the company through which we operate, and which shares our business plan to provide advertising services through telecommunications. Hunan Ezagoo Zhicheng Internet Technology has a total of 27 employees. These employees include but are not limited to our President Tan Xiaohao and Chief Financial Officer Xin Yang .

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.20. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $30,000,000 as anticipated.

If 30,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Expenses related to Website Development	$50,000
Expenses related to Applications Development	$100,000
Office Equipment	$50,000
Recruiting personnel and hiring staff	$2,000,000
Training new staff	$100,000
IT Support	$50,000
Market Research	$50,000
Hire Independent Consultants to Assist with Business Development	$100,000
Advertising Expenses	$1,500,000
Marketing efforts to acquire new customers	$1,000,000
Pay for Reporting Requirements	$50,000
Accounting Expenses	$100,000
Legal Expenses	$100,000
Working capital and other general corporate purposes	$680,543
Offering Expenses	$ 69,457
TOTAL	$6,000,000

If 22,500,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Expenses related to Website Development	$37,500
Expenses related to Applications Development	$75,000
Office Equipment	$37,500
Recruiting personnel and hiring staff	$1,500,000
Training new staff	$75,000
IT Support	$37,500
Market Research	$37,500
Hire Independent Consultants to Assist with Business Development	$75,000
Advertising	$1,125,000
Marketing efforts to acquire new customers	$750,000
Pay for Reporting Requirements	$37,500
Accounting Expenses	$75,000
Legal Expenses	$75,000
Working Capital and Other General Corporate Purposes	$493,043
Offering Expenses	$ 69,457
TOTAL	$4,500,000

If 15,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Expenses related to Website Development	$25,000
Expenses related to Applications Development	$50,000
Office Equipment	$25,000
Recruiting personnel and hiring staff	$1,000,000
Training new staff	$50,000
IT Support	$25,000
Market Research	$25,000
Hire Independent Consultants to Assist with Business Development	$50,000
Advertising	$750,000
Marketing efforts to acquire new customers	$500,000
Pay for Reporting Requirements	$25,000
Accounting Expenses	$50,000
Legal Expenses	$50,000
Working Capital and Other General Corporate Purposes	$305,543
Offering Expenses	$ 69,457
TOTAL	$3,000,000

If 7,500,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Expenses related to Website Development	$12,500
Expenses related to Applications Development	$25,000
Office Equipment	$12,500
Recruiting personnel and hiring staff	$500,000
Training new staff	$25,000
IT Support	$12,500
Market Research	$12,500
Hire Independent Consultants to Assist with Business Development	$25,000
Advertising	$375,000
Marketing efforts to acquire new customers	$250,000
Pay for Reporting Requirements	$12,500
Accounting Expenses	$25,000
Legal Expenses	$25,000
Working Capital and Other General Corporate Purposes	$118,043
Offering Expenses	$ 69,457
TOTAL	$1,500,000

The above figures represent only estimated costs.

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests. The company may decide to allocate funds in differing quantities if any of the third party products we offer for resale are no longer available on terms the Company deems to be appropriate and/or if we are able to achieve any of our planned actions at a price lesser than our predictions. It is possible that some of our estimated expenditures may not be as costly as we believe, in which case any surplus capital would be allocated towards working capital for the funding of day to day operations.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.20 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Note: “Net increase to original shareholder” below is based upon a par value value of $0.0001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.20	$0.20	$0.20	$0.20
Book Value Per Share Before the Offering	$(0.009)	$(0.009)	$(0.009)	$(0.009)
Book Value Per Share After the Offering	$0.006	$0.020	$0.031	$0.041
Net Increase to Original Shareholder (based on par value)	$0.006	$0.020	$0.031	$0.041
Decrease in Investment to New Shareholders	$0.194	$0.180	$0.169	$0.159
Dilution to New Shareholders (%)	97.00%	90.00%	84.50%	79.50%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(834,365)
Net proceeds from this offering	6,000,000
$5,165,635
Denominator:
Shares of common stock outstanding prior to this offering	95,000,000
Shares of common stock to be sold in this offering (100%)	30,000,000
125,000,000

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(834,365)
Net proceeds from this offering	4,500,000
$3,665,635
Denominator:
Shares of common stock outstanding prior to this offering	95,000,000
Shares of common stock to be sold in this offering (50%)	22,500,000
117,500,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(834,365)
Net proceeds from this offering	3,000,000
$2,165,635
Denominator:
Shares of common stock outstanding prior to this offering	95,000,000
Shares of common stock to be sold in this offering (50%)	15,000,000
110,000,000

 Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(834,365)
Net proceeds from this offering	1,500,000
$665,635
Denominator:
Shares of common stock outstanding prior to this offering	95,000,000
Shares of common stock to be sold in this offering (25%)	7,500,000
102,500,000

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholder listed below consists of 9,500,000 shares of our common stock.

The following table sets forth the name of the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder as of December 6, 2018 and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholder may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholder.

Note: “The Percent of common stock owned after offering (if all shares are sold)” is calculated under the assumption 100% of the shares are sold herein pursuant to the offering by the selling shareholders and also that of the Company.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Tan Xiaohao*	90,050,500	9,005,000	81,045,000	64.84%
Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP	1,358,500	135,900	1,222,600	0.98%
Zhang Qianwen	3,591,000	359,100	3,231,900	2.59%
TOTAL	95,000,000	9,500,000	85,500,000	68.4%

* Tan Xiaohao is our President, Treasurer, Secretary, and Director. He is also our controlling shareholder.

PLAN OF DISTRIBUTION

The Company has 95,000,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 9,500,000 shares of our common stock held by one existing shareholder, our President, Tan Xiaohao, at a fixed price of $0.20 per share for the duration of the offering. The Company is also registering an additional 30,000,000 shares of its common stock for sale at the fixed price of $0.20 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Tan Xiaohao will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Tan Xiaohao is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Tan Xiaohao will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Tan Xiaohao is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Tan Xiaohao will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Tan Xiaohao will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 30,000,000 shares being offered on behalf of the Company itself. The proceeds from the 9,500,000 shares held by the selling shareholders, if sold, will not go to the Company, but will go to the shareholders directly. The price per share is fixed at $0.20 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholders must be made at the fixed price of $0.20 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.20 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $70,000. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

*Mr. Tan Xiaohao will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Tan Xiaohao ’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Tan Xiaohao intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Tan Xiaohao will decide whether shares are being sold by the Company or by Mr. Tan Xiaohao himself.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Ezagoo Limited”, (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders named herein, the selling shareholders will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of their own common stock. The selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. The Selling Shareholders will be responsible for following any applicable laws or regulations in regards to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 95,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred shall hereinafter by prescribed by resolution of the board of directors.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by TAAD, LLP, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our office space is located at Yijiaren Business Hotel No. 168, Tong Zi Po Xi Lu, Yuelu District Changsha, Hunan 410205, China. Our office space is provided to us rent free by our President and Director Tan Xiaohao.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and directors of the Company are provided below:

Officer Biographies

NAME	AGE	POSITION
Tan Xiaohao	48	President, Secretary, Treasurer, Director
Xin Yang	42	Chief Financial Officer

Tan Xiaohao - President, Secretary, Treasurer, Director

Tan Xiaohao earned his Masters degree in Business Administration (MBA) from Hunan Business College in 2003. From 1999 to 2000, Mr. Tan worked at China Pacific Insurance (Group) Co., Ltd. as a marketing officer and shortly thereafter, was promoted to senior manager. His major responsibilities were to manage clients' portfolios, maintain customer relationships, design and implement effective marketing strategies to sell new insurance contracts or adjust existing, contact potential clients and then build up a team, lead the team to implement a plan and achieve team goals etc. In 2001 Mr. Tan founded Hunan Homestead Asset Management Co., Ltd. (formerly known as Changsha City Leaders Trading Co. Ltd.). Since then, Mr. Tan has been serving as the Chairman and General Manager of this company and his major responsibilities have included, but have not been limited to obtaining profit contributions by managing staff, and establishing and accomplishing business objectives. In 2010, Mr. Tan founded Hunan Ezagoo Shopping Co. Ltd. and continues to serve as the President, CEO, Secretary, Treasurer, and Director. In August of 2014, Mr. Tan founded "Hunan Ezagoo Zhicheng Internet Technology Limited,” a Company operating out of Changsha, China. Mr. Tan serves as the President, Secretary, Treasurer and Director of Hunan Ezagoo Zhicheng Internet Technology Limited.

Mr. Tan has received several awards which include "Best Electronic Commerce Innovation Model Award", "China's Outstanding Entrepreneurs of Good Faith", "2012 China E-Commerce Most Investment Value Award", "2015 China Advertising Great Wall Awards", "Enterprise Credit AAA Grade Enterprise" in 2017 and "Brand Reputation AAA Grade Enterprise" in 2017.

Due to Mr. Tan's over 18 years of experience in top management of various businesses, in May of 2018, the Board of Directors elected to appoint him to the positions of President, Secretary, Treasurer and Chairman of Board of Directors of Ezagoo Limited.

Xin Yang - Chief Financial Officer

Mr Yang obtained a bachelor's degree in accounting from Central South University in 1998. Then, in 2006, he obtained a processional account qualification certificate, a mid-level accountant certificate, in China.

From 1998 to 2005, he served as an accountant at Hunan Schlumberger Equipment Co., Ltd. and was subsequently promoted to Accounting Manager. His major responsibilities were providing financial information to management by researching and analyzing data, and preparing financial reports. Then, from 2005 to 2006, he joined Changsha Qixi Computer Co., Ltd. and served as accounting Manager. He was responsible for managing and overseeing daily operations of the accounting department, monitoring and analyzing accounting data and producing financial reports or statements. Subsequently, Mr Yang joined Li & Fung Limited from June 2006 to December 2009 and Hunan Hanlian Machinery Equipment Co., Ltd. from January 2010 to May 2016. At those two companies, he, as a financial manager, was responsible for the financial health of those companies. Specifically, he produced financial reports, direct investment activities, and developed strategies and plans for the long-term financial goals of those companies. Since June 2016, he has joined Hunan Ezagoo Zhicheng Internet Technology Limited and now serves as the Chief Financial Officer (CFO) of the Company. Mr. Yang’s primary responsibilities are to manage the company’s finances, including financial planning, financial projections and accounting services, management of financial risks, and develop strategies and financial growth plans for the long-term financial goals of the company.

Due to Mr. Yang’s status as a qualified expert in finances and his academic background, along with his 20 years of professional working experience, the Board of Directors has determined it best to appoint him to the position of Chief Financial Officer of the Company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the President and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

*The below figures are in relation to our last fiscal year. Our date of inception is May 9, 2018.

Summary Compensation Table:

Name and principal position (a)	Year ended June 30 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Tan Xiaohao, President, Secretary, Treasurer, Director	2018	-	-	-	-	-	-	-	$-

Xin Yang, Chief Financial Officer	2018	-	-	-	-	-	-	-	$-

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 6, 2018, the Company has 95,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Tan Xiaohao, President, Secretary, Treasurer and Director	90,050,500	94.79%	n/a	n/a	94.79%

Xin Yang, Chief Financial Officer	0	0.00%	n/a	n/a	0.00%

5% or greater Shareholders
none	n/a	n/a	n/a	n/a	n/a

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 9, 2018, our President, Tan Xiaohao, purchased 90,050,500 shares of restricted common stock at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $9,005, have gone directly to the Company for initial working capital.

On June 30, 2018 Zhang Qianwen and Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP purchased 3,591,000 and 1,358,500 shares of restricted common stock respectively at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $495, have gone directly to the Company for initial working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Ezagoo Limited, a Nevada Company, acquired Ezagoo Holding Limited, a Seychelles Company, on June 25, 2018 in consideration of $1 (USD). Ezagoo Holding Limited is now a wholly owned subsidiary of the Company.

On June 6, 2018 Ezagoo Holding Limited, a Seychelles Company, acquired Ezagoo Limited, a Hong Kong Company, in consideration of HK$1 (Hong Kong Dollar).

On July 20, 2018, Ezagoo Limited, a Hong Kong Company, incorporated a new subsidiary in Changsha, China, called Changsha Ezagoo Technology Limited, whereas it is owned entirely (100%) by Ezagoo Limited, the Hong Kong Company. There was no consideration exchanged per the transaction.

On July 20, 2018, Changsha Ezagoo Technology Limited, the Hong Kong Company, also referred to herein as “CETL”, entered into and consummated an agreement with Beijing Ezagoo Shopping Holding Limited, also referred to herein as “BESH”, and Ruiyin (Shenzhen) Financial Leasing Limited, also referred to herein as “RFLL”, whereas CETL has the option to purchase all of the equity interests of Hunan Ezagoo Zhicheng Internet Technology Limited, a Chinese, “PRC” Company, from RFLL and BESH. These equity interests would make up 100% of the equity interests of Hunan Ezagoo Zhicheng Internet Technology Limited. Hunan Ezagoo Zhicheng Internet Technology Limited is considered to be a variable interest entity, also referred to herein as a “VIE”, to Changsha Ezagoo Technology Limited, and therefore a VIE of the issuer, Ezagoo Limited, a Nevada Company. More information regarding this agreement can be found in exhibit 10.1, titled, “Call Option Agreement”.

On July 20, 2018, CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have given CETL the right to appoint management of CETL to act as proxy to existing shareholders of Hunan Ezagoo Zhicheng Internet Technology Limited. This gives management of CETL the ability to conduct and control company affairs of Hunan Ezagoo Zhicheng Internet Technology Limited. Actions which management of CETL may be able to carry out include, but are not limited to, exercising voting rights as proxy of the existing shareholder(s), appointing new directors, hiring new management, and carrying out corporate actions. More information regarding this agreement can be found in exhibit 10.2, titled, “Shareholder’ Voting Rights Proxy Agreement.”

On July 20, 2018 CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have engaged CETL to provide management, financial, and other business services to Hunan Ezagoo Zhicheng Internet Technology Limited. CETL is to be compensated with 100% of all profits generated by Hunan Ezagoo Zhicheng Internet Technology Limited. This Agreement is effective as of July 20, 2018 and will continue in effect for a period of ten (10) years (the “Initial Term”), and for succeeding periods of the same duration (each, “Subsequent Term”), until terminated by one of the following means either during the Initial Term or thereafter: Mutual Consent, Termination by CETL, Breach or Insolvency. Hunan Ezagoo Zhicheng Internet Technology Limited is considered to be a variable interest entity to Changsha Ezagoo Technology Limited, and therefore a VIE of the issuer, Ezagoo Limited, a Nevada Company. More information regarding this agreement can be found in exhibit 10.3, titled, “Management Services Agreement.”

On July 20, 2018, CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have pledged their equity interests in Hunan Ezagoo Zhicheng Internet Technology Limited, to CETL. More information regarding this agreement can be found in exhibit 10.4, titled, “Equity Pledge Agreement.”

On July 20, 2018, CETL entered into a loan agreement with BESH and RFLL wherein CETL will loan the amount of approximately CNY$100,000 (Chinese Yuan) to BESH and RFLL, all of which shall be used for the benefit of Hunan Ezagoo Zhicheng Internet Technology Limited. The total amount of the loan is due on, or before, December 31, 2018. More information regarding this agreement can be found in exhibit 10.5, titled, “Loan Agreement.”

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to the period set forth in the table.

For the Period Ended September 30, 2018
Audit fees	$40,000
Audit related fees	-
Tax fees	-
All other fees	-
Total	$40,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2017 and 2016	F-3
Consolidated Statement of Operations for the year ended December 31, 2017, and 2016	F-4
Consolidated Statement of Stockholder’s Deficit for the years ended December 31, 2017, and 2016	F-5
Consolidated Statement of Cash Flows for the years ended December 31, 2017, and 2016	F-6
Notes to the Consolidated Financial Statements	F-7 - F-15

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of

Ezagoo Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Ezagoo Limited and subsidiaries (the "Company") as of December 31, 2017 and 2016, the related statements of operations, stockholders' deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement, whether due to error fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company's auditor since 2018

Diamond Bar, California

December 5, 2018

- F2 -

EZAGOO LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2017, AND 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31, 2017	December 31, 2016
	Audited	Audited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	10,612	13
Prepaid expenses and deposits	32,219	1,206
Total Current Assets	42,831	1,219

NON-CURRENT ASSETS
Property and equipment, net	375	1,214
Total Non-Current Assets	375	1,214

TOTAL ASSETS	$43,206	$2,433

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Other payables and accrued liabilities	10,801	6,447
Due to related parties	153,995	55,600
Due to director	109,048	103,056
Total Current Liabilities	273,844	165,103

TOTAL LIABILITIES	$273,844	$165,103

STOCKHOLDERS’ DEFICIT
Additional paid in capital	39,368	-
Accumulated other comprehensive income	6,143	15,183
Accumulated deficit	(276,149)	(177,853)
TOTAL STOCKHOLDERS’ DEFICIT	$(230,638)	$(162,670)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$43,206	$2,433

See accompanying notes to the consolidated financial statements.

- F3 -

EZAGOO LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2017, AND 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31, 2017	December 31, 2016

SERVICE REVENUE	$8,512	$-

COST OF REVENUE	(3,272)	-

GROSS PROFIT	5,240	-

OPERATING EXPENSES	(103,536)	-

LOSS FROM OPERATIONS	(98,296)	-

Interest expense	-	-

LOSS BEFORE INCOME TAX	(98,296)	-

Other income/(expense):	-	-

Income tax expense	-	-

Discontinued Operations:
Loss from discontinued operations	-	(36,123)
Loss from discontinued operations, net of taxes	-	(36,123)

NET LOSS	$(98,296)	$(36,123)

Other comprehensive income/(loss):	-	-
- Foreign currency translation adjustment	(9,040)	10,788

COMPREHENSIVE LOSS	(107,336)	(25,335)

Net loss per share- Basic and diluted	(0.00)	(0.00)

Weighted average number of common shares outstanding - Basic and diluted	-	-

See accompanying notes to the consolidated financial statements.

- F4 -

EZAGOO LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the years ended December 31, 2017 and 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE INCOME	ACCUMULATED DEFICIT	TOTAL DEFICIT
	Number of shares	Amount
Balance, December 31, 2015	-	-	-	4,395	(141,730)	(137,335)
Foreign currency translation adjustment	-	-	-	10,788	-	10,788
Net loss	-	-	-	-	(36,123)	(36,123)
Balance, December 31, 2016	-	-	-	15,183	(177,853)	(162,670)
Foreign currency translation adjustment	-	-	-	(9,040)	-	(9,040)
Additional paid-in capital	-	-	39,368	-	-	39,368
Net loss	-	-	-	-	(98,296)	(98,296)
Balance, December 31, 2017	-	-	39,368	6,143	(276,149)	(230,638)

See accompanying notes to the consolidated financial statements.

- F5 -

Ezagoo Limited

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2017 and 2016

(Currency expressed in United States Dollars (“USD”), except for number of shares)

	December 31, 2017	December 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from operating activities	$(98,296)	$-
Net loss from discontinued operations	-	(36,123)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	900	894
Changes in operating assets and liabilities:
Other payables and accrued liabilities	4,032	1,583
Prepaid expenses and deposits	(30,953)	(1,257)
Cash used in operating activities	(124,317)	-
Cash used in discontinued operation	-	(34,903)
Net cash used in operating activities	(124,317)	(34,903)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital Contribution	39,368	-
Advances from a director	832	12,372
Advances from related parties	95,611	20,943
Net cash provided by financing activities	135,811	33,315

Effect of exchange rate changes on cash and cash equivalents	(895)	(49)

Net increase / (decrease) in cash and cash equivalents	10,599	(1,637)
Cash and cash equivalents, beginning of period	13	1,650
CASH AND CASH EQUIVALENTS, END OF PERIOD	$$10,612	$13
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

See accompanying notes to the consolidated financial statements.

- F6 -

EZAGOO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

Ezagoo Limited, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on May 9, 2018.

On May 9, 2018 Tan Xiaohao was appointed as President, Secretary, Treasurer, and Director of the Company.

On May 9, 2018, our President, Tan Xiaohao, purchased 90,050,500 shares of restricted common stock at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $9,005 have gone directly to the Company for initial working capital.

On June 30, 2018 Zhang Qianwen and Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP purchased 3,591,000 and 1,358,500 shares of restricted common stock respectively at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $495 , have gone directly to the Company for initial working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On June 6, 2018 Ezagoo Holding Limited, a Seychelles Company, acquired Ezagoo Limited, A Hong Kong Company, in consideration of $0.13.

Ezagoo Limited, a Nevada Company, acquired Ezagoo Holding Limited, a Seychelles Company, on June 25, 2018 in consideration of $1. Ezagoo Holding Limited is now a wholly owned subsidiary of the Company.

On July 20, 2018, Ezagoo Limited, a Hong Kong Company, incorporated a new subsidiary in Changsha, China, called Changsha Ezagoo Technology Limited, whereas it is owned entirely (100%) by Ezagoo Limited, the Hong Kong Company. There was no consideration exchanged per the transaction.

On July 20, 2018, Changsha Ezagoo Technology Limited, the Hong Kong Company, also referred to herein as “CETL”, entered into and consummated an agreement with Beijing Ezagoo Shopping Holding Limited, also referred to herein as “BESH”, and Ruiyin (Shenzhen) Financial Leasing Limited, also referred to herein as “RFLL”, whereas CETL has the option to purchase all of the equity interests of Hunan Ezagoo Zhicheng Internet Technology Limited, a Chinese, “PRC” Company, from RFLL and BESH. These equity interests would make up 100% of the equity interests of Hunan Ezagoo Zhicheng Internet Technology Limited. Hunan Ezagoo Zhicheng Internet Technology Limited is considered to be a variable interest entity, also referred to herein as a “VIE”, to Changsha Ezagoo Technology Limited, and therefore a VIE of the issuer, Ezagoo Limited, a Nevada Company. More information regarding this agreement can be found in exhibit 10.1, titled, “Call Option Agreement”.

On July 20, 2018, CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have given CETL the right to appoint management of CETL to act as proxy to existing shareholders of Hunan Ezagoo Zhicheng Internet Technology Limited. This gives management of CETL the ability to conduct and control company affairs of Hunan Ezagoo Zhicheng Internet Technology Limited. Actions which management of CETL may be able to carry out include, but are not limited to, exercising voting rights as proxy of the existing shareholder(s), appointing new directors, hiring new management, and carrying out corporate actions. More information regarding this agreement can be found in exhibit 10.2, titled, “Shareholder’ Voting Rights Proxy Agreement.”

On July 20, 2018 CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have engaged CETL to provide management, financial, and other business services to Hunan Ezagoo Zhicheng Internet Technology Limited. CETL is to be compensated with 100% of all profits generated by Hunan Ezagoo Zhicheng Internet Technology Limited. This Agreement is effective as of July 20, 2018 and will continue in effect for a period of ten (10) years (the “Initial Term”), and for succeeding periods of the same duration (each, “Subsequent Term”), until terminated by one of the following means either during the Initial Term or thereafter: Mutual Consent, Termination by CETL, Breach or Insolvency. Hunan Ezagoo Zhicheng Internet Technology Limited is considered to be a variable interest entity to Changsha Ezagoo Technology Limited, and therefore a VIE of the issuer, Ezagoo Limited, a Nevada Company. More information regarding this agreement can be found in exhibit 10.3, titled, “Management Services Agreement.”

On July 20, 2018, CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have pledged their equity interests in Hunan Ezagoo Zhicheng Internet Technology Limited, to CETL. More information regarding this agreement can be found in exhibit 10.4, titled, “Equity Pledge Agreement.”

On July 20, 2018, CETL entered into a loan agreement with BESH and RFLL wherein CETL will loan the amount of approximately CNY$100,000 (Chinese Yuan) to BESH and RFLL, all of which shall be used for the benefit of Hunan Ezagoo Zhicheng Internet Technology Limited. The total amount of the loan is due on, or before, December 31, 2018. More information regarding this agreement can be found in exhibit 10.5, titled, “Loan Agreement.”

Hunan Ezagoo Zhicheng Internet Technology Limited is the company through which we operate, and which shares our business plan to provide advertising services through telecommunications. In the 4th quarter of fiscal 2016, we discontinued our e-commerce business.

Pursuant to ASC 805-50, the pooling-of-interests method accounts for the combination between businesses under common control as the uniting of the ownership interests of all entities, and the financial statements and financial information presented for prior years also are retrospectively adjusted to furnish comparative information.

On July 31, 2018 Xin Yang was appointed as Chief Financial Officer of the Company.

The Company’s mailing address is Yijiaren Business Hotel No. 168, Tong Zi Po Xi Lu, Yuelu District Changsha, Hunan 410205, China.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has adopted its fiscal year-end to be December 31.

- F7 -

Basis of consolidation

The consolidated financial statements include the accounts of Ezagoo Limited and its subsidiaries  , including Ezagoo Holding Limited, Ezagoo Limited, Changsha Ezagoo Technology Limited and Hunan Ezagoo Zhicheng Internet Technology Limited. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

Effective January 1, 2018, the Company adopted the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts. The implementation of ASC 606 did not have a material impact on the Company’s consolidated financial statements. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company’s revenue mainly from providing advertising services (“service revenue”).

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

 Revenue from provision of advertising services is recognized when there is (i) an existence of contract or an arrangement (ii) services are rendered, (iii) the service price is fixed or determinable, and (iv) collectability is reasonable assured.

Cost of revenue

Cost of revenue on provision of services primarily consist of other professional fees and other related administrative costs directly attributable to cost in related to the services.

- F8 -

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of property and equipment are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Estimated useful lives
Office equipment	3 years

Expenditures for maintenance and repairs are expensed as incurred.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

- F9 -

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in China and Hong Kong and is subject to tax in these jurisdictions. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Imputed Interest

The Company owned director and related parties some loans which are unsecured, interest-free with no fixed payment term, for working capital purpose. Imputed interest is considered insignificant.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations and comprehensive income.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in People’s Republic of China maintains its books and record in its local currency, Chinese Yuan (“CNY”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity .

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the period ended December 31, 2017, the Company incurred a net loss of $98,296 and used cash in operating activities of $124,317, and at December 31, 2017, the Company had a working capital deficiency of $231,013.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance its operations primarily through cash flow from revenue and continuing financial support from a shareholder. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholder has indicated the intent and ability to provide additional financing.

No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

- F10 -

Translation of amounts from CNY into US$1 has been made at the following exchange rates for the respective periods:

	As of and for the year ended	As of and for the year ended
	December 31, 2017	December 31, 2016

Period-end CNY: US$1 exchange rate	6.59	6.92
Period-average CNY: US$1 exchange rate	6.65	6.64
Period-end HK$: US$1 exchange rate	7.8	7.8
Period-average HK$: US$1 exchange rate	7.8	7.8

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, and accounts payable and approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the years ended December 31, 2017 and 2016, the Company operates in one reportable operating segment in China.

Recent accounting pronouncements

Effective January 1, 2018, the Company adopted the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts. The implementation of ASC 606 did not have a material impact on the Company’s consolidated financial statements. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company’s revenue consists of revenue from providing advertising services (“service revenue”), revenue from the sale of real estate properties, and revenue from the rental of real estate properties.

- F11 -

3. PROPERTY AND EQUIPMENT

Property, equipment and software as of December 31, 2017 and December 31, 2016 are summarized below:

		2017	2016
Office equipment		2,701	2,572
Total property and equipment	$
Accumulated depreciation		(2,326)	(1,358)
Property and equipment, net		$375	1,214

The depreciation for the year is $900 and $894 for the years ended December 31, 2017 and December 31, 2016. Accumulated depreciation for the years ended December 31, 2017 and December 31, 2016 were $2,326 and $1,358, respectively.

4. PREPAID EXPENSES AND DEPOSITS

Prepaid expenses and deposits consisted of the following at December 31, 2017 and December 31, 2016:

	2017	2016
Prepaid expenses	$5,630	$1,206
Other receivables	26,589	-
Total prepaid expenses and other receivables	$32,219	$1,206

As of December 31, 2017, the balance $32,219 represented an outstanding prepaid expenses and deposits which included social security fee and management fee and employee receivables. The employee receivables were subsequently collected . $1,517 was collected in February 2018, $185 was collected in March 2018, and $24,886 was collected in November 2018.

- F12 -

5. OTHER PAYABLES

Other payables consisted of the following at December 31, 2017 and December 31, 2016:

	2017	2016
Other payables	$10,801	$6,447
Total other payables	$10,801	$6,447

As of December 31, 2017 and 2016, the balance of $10,801 and $6,447 represented an outstanding other payable, including other administration fees.

6. DUE TO RELATED PARTIES

	As of December 31,
	2017	2016

Amount due to related party A	$103,971	$45,812
Amount due to related party B	24,460	9,788
Amount due to related party C	16,692	-
Amount due to related party D	485	-
Amount due to related party E	6,056	-
Amount due to related party F	1,975	-
Amount due to related party G	356	-
Total	$153,995	$55,600

Related party A is Hunan Ezagoo Shopping Co. Ltd., Mr. Xiaohao Tan owns 2.4% of this company, and is the Legal Company Representative of this company. For the year ended December 31, 2017 and 2016, related party A advanced $103,971 and $45,812 to the company as working capital and to pay administrative expenses, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party B is Ms. Weihong Wan, Assistant and Secretary of Mr. Xiaohao Tan. Ms. Weihong Wan is a shareholder and Legal Company Representative of Ruiyin (Shenzhen) Financial Leasing Limited, which is a shareholder of Hunan Ezagoo Zhicheng Internet Technology Limited. . For the year ended December 31, 2017 and 2016, related party B advanced $24,460 and $9,788 to the company as working capital and to pay administrative expenses, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party C is Ms. Qianwen Zhang, spouse of Mr. Xiaohao Tan, a director of the Company. Ms. Qianwen Zhang is the Legal Company Representative of Hunan Ezagoo Internet Technology Limited. . For the year ended December 31, 2017, related party C advanced $16,692 to the company as working capital, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party D is Changsha Kexibeier E-commerce Limited, 98% of its equity is owned by Mr. Xiaohao Tan, a director of the Company. For the year ended December 31, 2017, related party D advanced $485 to the company as working capital, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party E is Hunan Homestead Asset Management Co. Ltd., a shareholder of Beijing Ezagoo Shopping Holding Limited, which is a shareholder of Hunan Ezagoo Internet Technology Limited. . For the year ended December 31, 2017, related party E advanced $6,056 to the company as working capital and to pay administrative expenses, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party F is Kuaile Motors Camping Site Investment Development Limited. One of the shareholders of Hunan Ezagoo Zhicheng Internet Technology Limited, Beijing Ezagoo Shopping Holding Limited owns 92% of Hunan Kuaile Motors Camping Site Investment Development Limited. Ms. Qianwen Zhang, spouse of Mr. Xiaohao Tan owns 8% of Hunan Kuaile Motors Camping Site Investment Development Limited and is the Legal Company Representative of this company. For the year ended December 31, 2017, related party F advanced $1,975 to the company as working capital and to pay administrative expenses, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party G is Hunan Yijiaren Hotel Limited. 4. One of the shareholders of Hunan Ezagoo Zhicheng Internet Technology Limited, Beijing Ezagoo Shopping Holding Limited owns 90% of Hunan Yijiaren Hotel Limited, and Ms. Qianwen Zhang, spouse of Mr. Xiaohao Tan owns 10% of this company. For the year ended December 31, 2017, related party G advanced $356 to the company as working capital, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

7. DUE TO DIRECTORS

For the year ended December 31, 2017 and 2016, a director of the Company advanced $109,048 and $103,056 to the Company, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

8. INCOME TAXES

For the years ended December 31, 2017 and December 31, 2016, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

	For the year ended	For the year ended
	December 31, 2017	December 31, 2016

Tax jurisdictions from:
- Local	$-	$-
- Foreign, representing	-	-
Seychelles	-	-
Hong Kong	-	-
China	(98,296)	(36,123)

Income/(loss) before income tax	$(98,296)	$(36,123)

The provision for income taxes consisted of the following:

	For the year ended	For the year ended
	December 31, 2017	December 31, 2016
Current:
- Local	$-	$-
- Foreign (China)	-	-

Deferred:
- Local	-	-
- Foreign	-	-

Income tax expense	$-	$-

- F13 -

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles, Hong Kong and Chins that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America.

Seychelles

Under the current laws of the Seychelles, Ezagoo Holding Limited is registered as an international business company which governs by the International Business Companies Act of Seychelles and there is no income tax charged in Seychelles.

Hong Kong

Ezagoo (HK) Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

People’s Republic of China

Changsha Ezagoo Technology Limited and Hunan Ezagoo Zhicheng Internet Technology Limited are operating in the People’s Republic of China (“PRC”) subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China with a unified statutory income tax rate of 25%.

	As of	As of
	December 31, 2017	December 31, 2016
Deferred tax assets:
Net operating loss carryforwards
– United States of America	$-	-
– Hong Kong	-	-
– The PRC	(69,037)	(44,463)

Less: valuation allowance	69,037)	44,463
Deferred tax assets	$-	$-

9.	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For year ended December 31, 2017 and 2016, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balance at period-end are presented as follows:

	2017	2016	2017	2016	2017	2016
	Revenues		Percentage of revenues		Accounts receivable, trade

Customer A	$3,547	-	42%	-	$-	-
Customer B	3,547	-	42%	-	-	-
Customer C	1,418	-	16%	-	-	-
	$8,512	-	100%	-	$-	-

All customers are located in China.

- F14 -

(b)	Major vendors

For the years ended December 31, 2017 and 2016, there was no vendor for the Company.

(c)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate of RM converted to US$ and HK$ converted into US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

10.	COMMITMENTS AND CONTINGENCIES

From November 16, 2017 to November 15, 2020, the Company entered into an agreement with an independent third party to lease office premises in China on a monthly basis, for the operations of the Company. During year ended December 31, 2016, and from January 1, 2017 to November 15, 2017, office was provided by Mr. Xiaohao Tan, a director of the Company, without charge. The rent expense for the years ended December 31, 2017 and December 31, 2016 were $2,144 and $0 respectively.

As of December 31, 2017, the Company has the aggregate minimal rent payments due in the next three years as follow.

Year ending December 31,
2018	49,856
2019	64,331
2020	56,289

11.	DISCONTINUED OPERATIONS

Hunan Ezagoo Zhicheng Internet Technology Limited (“HEZL”) is the company through which we operate, and which shares our business plan to provide advertising services through telecommunications. Prior to December 31, 2016, Hunan Ezagoo Zhicheng Internet Technology Limited (HEZL) was initially a startup stage company engaged in e-commerce, offering electronics products for sale such as, but not limited to, mobile phones, tablets and related accessories. Due to continued losses from their e-commerce business activities, and high competition in the industry, HEZL discontinued all e-commerce business activities and sold off any remaining inventories relating to such e-commerce activities. Following December 31, 2016, the Company adopted its current business plan.

During year ended December 31, 2016, the Company recorded a net loss of $161,984. The Company has no continuing involvement in the operations of their e-commerce business. The net loss of year 2016 qualified as a discontinued operation of the Company and accordingly, the Company has excluded results of their e-commerce business operations from its Statements of Operations and Comprehensive Income (Loss) to present this business in discontinued operations.

The following table shows the results of operations of HEZL ended December 31, 2017 and 2016 which are included in the gain (loss) from discontinued operations:

	December 31, 2017	December 31, 2016
Results of Operations
Net sales	$-	$-
Cost of sales	-	-
Selling, general and administrative expenses	-	(36,069)
Interest and other income	-	(54)
Income tax	-	-
Loss from discounted operations	$-	$(36,123)

12.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2017 up through the date the Company issued the audited financial statements.

On June 25, 2018 Ezagoo Limited, a Nevada Company, acquired Ezagoo Holding Limited, which is wholly owned a Hong Kong company Ezagoo Limited, a Seychelles Company in consideration of $1.

On July 20, 2018, Ezagoo Limited, a Hong Kong Company, incorporated a wholly owned subsidiary in Changsha, China, called Changsha Ezagoo Technology Limited.

On July 20, 2018, Changsha Ezagoo Technology Limited entered into a series of contractual agreement (the “VIE” agreement”) to control Hunan Ezagoo Zhicheng Internet Technology Limited , a PRC Company. All these companies are under common control of Mr. Tan Xiaohao, director of the Company. More information regarding the acquisition can be found in footnote 1 in F-21 and VIE agreement can be found in exhibit.

- F15 -

EZAGOO LIMITED

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Unaudited Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets as of September 30, 2018 (unaudited) and December 31, 2017 (audited)	F-17
Condensed Consolidated Statements of Operations and Comprehensive Loss for the Nine Months Ended September 30, 2018 and 2017 (unaudited)	F-18
Consolidated Statements of Changes In Stockholders’ Deficit for the Nine Months Ended September 30, 2018 (unaudited)	F-19
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2018 and 2017 (unaudited)	F-20
Notes to Condensed Consolidated Financial Statements	F-21 - F-29

- F16 -

EZAGOO LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	September 30, 2018	December 31, 2017
	Unaudited	Audited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,912	$10,612
Account receivables	1,616	-
Prepaid expenses and deposits	83,966	32,219
Total Current Assets	98,494	42,831

NON-CURRENT ASSETS
Property and equipment, net	715	375
Total Non-Current Assets	715	375

TOTAL ASSETS	$99,209	$43,206

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Other payables and accrued liabilities	$59,775	$10,801
Due to related parties	769,216	153,995
Due to director	104,583	109,048
Total Current Liabilities	933,574	273,844

TOTAL LIABILITIES	$933,574	$273,844

STOCKHOLDERS’ DEFICIT

Preferred stock, $0.0001 par value, 200,000,000 shares authorized, None issued and outstanding	-	-
Common stock, $0.0001 par value, 600,000,000 shares authorized, 95,000,000 and 0 shares are issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	$9,500	$-
Additional paid in capital	43,261	39,368
Accumulated other comprehensive income	55,017	6,143
Accumulated deficit	(942,143)	(276,149)
TOTAL STOCKHOLDERS’ DEFICIT	$(834,365)	$(230,638)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$99,209	$43,206

See accompanying notes to the condensed consolidated financial statements.

- F17 -

EZAGOO LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Nine Months Ended
	September 30, 2018	September 30, 2017

REVENUE	$21,796	-

COST OF REVENUE	(103,013)	-

GROSS PROFIT	(81,217)	-

OPERATING EXPENSES	(591,357)	(20,819)

LOSS FROM OPERATIONS	(672,574)	(20,819)

Interest expense	-	-

LOSS BEFORE INCOME TAX	(672,574)	(20,819)

Other income	6,580	-

Income tax expense		-

Discontinued Operations:
Loss from discontinued operations
Loss from discontinued operations, net of taxes

NET LOSS	(665,994)	(20,819)

Other comprehensive income/(loss):
- Foreign currency translation adjustment	48,874	(9,275)

COMPREHENSIVE LOSS	(617,120)	(30,094)

Net loss per share- Basic and diluted	(0.01)	(0.00)

Weighted average number of common shares outstanding - Basic and diluted	49,515,011	-

See accompanying notes to the condensed consolidated financial statements.

- F18 -

EZAGOO LIMITED

Condensed cONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	COMMON STOCK		ADDITIONAL PAID IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE INCOME	ACCUMULATED DEFICIT	TOTAL STOCKHOLDERS’ DEFICIT
	Number of shares	Amount
Balance as of January 1, 2018	-	-	$39,368	$6,143	$(276,149)	$(230,638)

Shares issued for founder's shares	90,050,000	$9,005	-		-	9,005
Shares issued for founder's shares	4,949,500	495				495
Capital Contribution			3,893			3,893
Foreign currency translation adjustment				48,874		48,874
Net loss	-	-	-	-	(665,994)	(665,994)
Balance as of September 30, 2018	94,999,500	$9,500	$43,261	$55,017	$(942,143)	$(834,365)

See accompanying notes to the condensed consolidated financial statements.

- F19 -

EZAGOO LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Nine months ended September 30,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(665,994)	$(20,819)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	405	667
Changes in operating assets and liabilities:	-	-
Account receivables	(1,716)	-
Prepaid expenses and deposits	(56,255)	(16,244)
Other payables and accrued liabilities	52,447	202,255
Net cash used in / (provided by) operating activities	(671,113)	165,859

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(781)	-
Net cash used in investing activities	(781)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of share capital	9,500	-
Additional paid in capital - capital contribution	5,722	-
Repayments to a director	(347)	(106,919)
Advances / (Repayments) from related parties	659,583	(57,684)
Net cash provided by / (used in) financing activities	674,458	(164,603)

Effect of exchange rate changes on cash and cash equivalents	(263)	23

Net increase in cash and cash equivalents	2,300	1,279
Cash and cash equivalents, beginning of period	10,612	13
CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,912	$1,292
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

See accompanying notes to condensed consolidated financial statements.

- F20 -

EZAGOO LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

Ezagoo Limited, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on May 9, 2018.

 On May 9, 2018 Tan Xiaohao was appointed as President, Secretary, Treasurer, and Director of the Company.

On May 9, 2018, our President, Tan Xiaohao, purchased 90,050,500 shares of restricted common stock at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $9,005, have gone directly to the Company for initial working capital.

On June 30, 2018 Zhang Qianwen and Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP purchased 3,591,000 and 1,358,500 shares of restricted common stock respectively at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $495, have gone directly to the Company for initial working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On June 6, 2018 Ezagoo Holding Limited, a Seychelles Company, acquired Ezagoo Limited, A Hong Kong Company, in consideration of $0.13.

Ezagoo Limited, a Nevada Company, acquired Ezagoo Holding Limited, a Seychelles Company, on June 25, 2018 in consideration of $1. Ezagoo Holding Limited is now a wholly owned subsidiary of the Company.

On July 20, 2018, Ezagoo Limited, a Hong Kong Company, incorporated a new subsidiary in Changsha, China, called Changsha Ezagoo Technology Limited, whereas it is owned entirely (100%) by Ezagoo Limited, the Hong Kong Company. There was no consideration exchanged per the transaction.

On July 20, 2018, Changsha Ezagoo Technology Limited, the Hong Kong Company, also referred to herein as “CETL”, entered into and consummated an agreement with Beijing Ezagoo Shopping Holding Limited, also referred to herein as “BESH”, and Ruiyin (Shenzhen) Financial Leasing Limited, also referred to herein as “RFLL”, whereas CETL has the option to purchase all of the equity interests of Hunan Ezagoo Zhicheng Internet Technology Limited, a Chinese, “PRC” Company, from RFLL and BESH. These equity interests would make up 100% of the equity interests of Hunan Ezagoo Zhicheng Internet Technology Limited. Hunan Ezagoo Zhicheng Internet Technology Limited is considered to be a variable interest entity, also referred to herein as a “VIE”, to Changsha Ezagoo Technology Limited, and therefore a VIE of the issuer, Ezagoo Limited, a Nevada Company. More information regarding this agreement can be found in exhibit 10.1, titled, “Call Option Agreement”.

On July 20, 2018, CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have given CETL the right to appoint management of CETL to act as proxy to existing shareholders of Hunan Ezagoo Zhicheng Internet Technology Limited. This gives management of CETL the ability to conduct and control company affairs of Hunan Ezagoo Zhicheng Internet Technology Limited. Actions which management of CETL may be able to carry out include, but are not limited to, exercising voting rights as proxy of the existing shareholder(s), appointing new directors, hiring new management, and carrying out corporate actions. More information regarding this agreement can be found in exhibit 10.2, titled, “Shareholder’ Voting Rights Proxy Agreement.”

On July 20, 2018 CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have engaged CETL to provide management, financial, and other business services to Hunan Ezagoo Zhicheng Internet Technology Limited. CETL is to be compensated with 100% of all profits generated by Hunan Ezagoo Zhicheng Internet Technology Limited. This Agreement is effective as of July 20, 2018 and will continue in effect for a period of ten (10) years (the “Initial Term”), and for succeeding periods of the same duration (each, “Subsequent Term”), until terminated by one of the following means either during the Initial Term or thereafter: Mutual Consent, Termination by CETL, Breach or Insolvency. Hunan Ezagoo Zhicheng Internet Technology Limited is considered to be a variable interest entity to Changsha Ezagoo Technology Limited, and therefore a VIE of the issuer, Ezagoo Limited, a Nevada Company. More information regarding this agreement can be found in exhibit 10.3, titled, “Management Services Agreement.”

On July 20, 2018, CETL entered into and consummated an agreement with BESH and RFLL whereas BESH and RFLL have pledged their equity interests in Hunan Ezagoo Zhicheng Internet Technology Limited, to CETL. More information regarding this agreement can be found in exhibit 10.4, titled, “Equity Pledge Agreement.”

On July 20, 2018, CETL entered into a loan agreement with BESH and RFLL wherein CETL will loan the amount of approximately CNY$100,000 (Chinese Yuan) to BESH and RFLL, all of which shall be used for the benefit of Hunan Ezagoo Zhicheng Internet Technology Limited. The total amount of the loan is due on, or before, December 31, 2018. More information regarding this agreement can be found in exhibit 10.5, titled, “Loan Agreement.”

Hunan Ezagoo Zhicheng Internet Technology Limited is the company through which we operate, and which shares our business plan to provide advertising services through telecommunications. In the 4th quarter of fiscal year 2016, we discontinued our e-commerce business.

Pursuant to ASC 805-50, the pooling-of-interests method accounts for the combination between businesses under common control as the uniting of the ownership interests of all entities, and the financial statements and financial information presented for prior years also are retrospectively adjusted to furnish comparative information.

On July 31, 2018 Xin Yang was appointed as Chief Financial Officer of the Company.

The Company’s mailing address is Yijiaren Business Hotel No. 168, Tong Zi Po Xi Lu, Yuelu District Changsha, Hunan 410205, China.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has adopted its fiscal year-end to be December 31.

- F21 -

Basis of consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

Effective January 1, 2018, the Company adopted the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts. The implementation of ASC 606 did not have a material impact on the Company’s consolidated financial statements. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company’s revenue mainly from providing advertising services (“service revenue”).

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

 Revenue from provision of advertising services is recognized when there is (i) an existence of contract or an arrangement (ii) services are rendered, (iii) the service price is fixed or determinable, and (iv) collectability is reasonable assured.

Cost of revenue

Cost of revenue on provision of services primarily consist of other professional fees and other related administrative costs directly attributable to cost in related to the services.

- F22 -

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of property and equipment are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Estimated useful lives
Office equipment	3 years

Expenditures for maintenance and repairs are expensed as incurred.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

- F23 -

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in China and Hong Kong, and is subject to tax in these jurisdictions. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

Imputed Interest

The Company owned director and related parties some loans which are unsecured, interest-free with no fixed payment term, for working capital purpose. Imputed interest is considered insignificant.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations and comprehensive income.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in People’s Republic of China maintains its books and record in its local currency, Chinese Yuan (“CNY”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

 Translation of amounts from CNY into US$1 has been made at the following exchange rates for the respective periods:

	As of and for the year ended	As of and for the year ended
	September 30, 2018	December 31, 2017

Period-end CNY: US$1 exchange rate	6.85	6.59
Period-average CNY: US$1 exchange rate	6.45	6.65
Period-end HK$: US$1 exchange rate	7.8	7.8
Period-average HK$: US$1 exchange rate	7.8	7.8

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the period ended September 30, 2018, the Company incurred a net loss of $665,994 and used cash in operating activities of $671,114, and at September 30, 2018, the Company had a working capital deficiency of $835,080.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance its operations primarily through cash flow from revenue and continuing financial support from a shareholder. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholder has indicated the intent and ability to provide additional financing.

No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

- F24 -

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, and accounts payable and approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the nine months ended September 30, 2018, and 2017, the Company operates in one reportable operating segment in China.

Recent accounting pronouncements

Effective January 1, 2018, the Company adopted the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts. The implementation of ASC 606 did not have a material impact on the Company’s consolidated financial statements. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company’s revenue consists of revenue from providing advertising services (“service revenue”), revenue from the sale of real estate properties, and revenue from the rental of real estate properties.

- F25 -

3. PROPERTY AND EQUIPMENT

Property, equipment and software as of September 30, 2018 and December 31, 2017 are summarized below:

	As of September 30, 2018 (unaudited)	As of December 31, 2017

Office equipment	$3,334	2,701
Total property and equipment	3,334	2,701
Accumulated depreciation	(2,619)	(2,326)
Property and equipment, net	$715	375

The depreciation for the nine months ended September 30, 2018 and September 30, 2017 were $405 and $667. Accumulated depreciation expense as of September 30, 2018 and December 31, 2017 were $2,619 and $2,326, respectively.

4. ACCOUNT RECEIVABLES

As of September 30, 2018 and December 31, 2017, our account receivables are $1,616 and nil, respectively. The account receivables were collected subsequently.  $1,032 was collected in October 2018, and $584 was collected in November 2018.

5. PREPAID EXPENSES AND DEPOSITS

Prepaid expenses and deposits consisted of the following at September 30, 2018 and December 31, 2017

	As of September 30, 2018 (unaudited)	As of December 31, 2017
Prepaid expenses	$54,156	$45,630
Other receivables	29,810	26,589
Total prepaid expenses and deposits	$83,966	$32,219

As of September 30, 2018, the balance $83,966 represented an outstanding prepaid expense and other receivables which included bus media terminal rental fee, social security fee, management fee and employee receivable. The employee receivables were subsequently collected. $584 was collected in October 2018, and $23,942 was collected in November 2018. As of December 31, 2017, the balance $32,219 represented an outstanding prepaid expenses and deposits which included employee receivables, social security fee and management fee.

- F26 -

6. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following at September 30, 2018 and December 31, 2017:

	As of September 30, 2018 (unaudited)	As of December 31, 2017
Other payables	$11,025	$10,801
Accrued payroll and benefits	1,895	-
Account payables	18,009	-
Advances from customers	28,846	-
Total other payables and accrued liabilities	$59,775	$10,801

7. DUE TO RELATED PARTIES

	As of
	September 30, 2018	December 31, 2017
	(unaudited)
Amount due to related party A	$217,378	$103,971
Amount due to related party B	23,531	24,460
Amount due to related party C	16,058	16,692
Amount due to related party D	93,897	485
Amount due to related party E	52,501	6,056
Amount due to related party F	265,081	1,975
Amount due to related party G	34,266	356
Amount due to related party H	2,019	-
Amount due to related party I	21,898	-
Amount due to related party J	251	-
Amount due to related party K	42,336	-
Total	$769,216	$153,995

Related party A is Hunan Ezagoo Shopping Co. Ltd., Mr. Xiaohao Tan owns 2.4% of this company, and is the Legal Company Representative of this company. As of September 30, 2018 and December 31, 2017, related party A advanced $217,378 and $103,971 to the company as working capital and to pay administrative expenses, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party B is Ms. Weihong Wan, Assistant and Secretary of Mr. Xiaohao Tan. Ms. Weihong Wan is a shareholder and Legal Company Representative of Ruiyin (Shenzhen) Financial Leasing Limited, which is a shareholder of Hunan Ezagoo Zhicheng Internet Technology Limited. As of September 30, 2018 and December 31, 2017, related party B advanced $23,531 and $24,460 to the company as working capital and to pay administrative expenses, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party C is Ms. Qianwen Zhang, spouse of Mr. Xiaohao Tan, a director of the Company. Ms. Qianwen Zhang is the Legal Company Representative of Hunan Ezagoo Internet Technology Limited. As of September 30, 2018 and December 31, 2017, related party C advanced $16,058 and $16,692 to the company as working capital, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party D is Changsha Kexibeier E-commerce Limited, 98% of its equity is owned by Mr. Xiaohao Tan, a director of the Company. As of September 30, 2018 and December 31, 2017, related party D advanced $93,897 and $485 to the company as working capital, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party E is Hunan Homestead Asset Management Co. Ltd., a shareholder of Beijing Ezagoo Shopping Holding Limited, which is a shareholder of Hunan Ezagoo Internet Technology Limited. As of September 30, 2018 and December 31, 2017, related party E advanced $52,501 and $6,056 to the company as working capital and to pay administrative expenses, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party F is Kuaile Motors Camping Site Investment Development Limited. One of the shareholders of Hunan Ezagoo Zhicheng Internet Technology Limited, Beijing Ezagoo Shopping Holding Limited owns 92% of Hunan Kuaile Motors Camping Site Investment Development Limited. Ms. Qianwen Zhang, spouse of Mr. Xiaohao Tan owns 8% of Hunan Kuaile Motors Camping Site Investment Development Limited and is the Legal Company Representative of this company. As of September 30, 2018 and December 31, 2017, related party F advanced $265,081 and $1,975 to the company as working capital and to pay administrative expenses, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party G is Hunan Yijiaren Hotel Limited. One of the shareholders of Hunan Ezagoo Zhicheng Internet Technology Limited, Beijing Ezagoo Shopping Holding Limited owns 90% of Hunan Yijiaren Hotel Limited, and Ms. Qianwen Zhang, spouse of Mr. Xiaohao Tan owns 10% of this company. As of September 30, 2018 and December 31, 2017, related party G advanced $34,266 and $356 to the company as working capital, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party H is Hunan Bright Lionrock Mountain Resort Limited. Beijing Ezagoo Industrial Development Group Holding Limited, formerly named Beijing Ezagoo Shopping Holding Limited, which is a shareholder of Hunan Ezagoo Zhicheng Internet Technology Limited, owns 80% of Hunan Bright Lionrock Mountain Resort Limited. Mr. Xiao Hao Tan is the Legal Company Representative of this company. As of September 30, 2018 and December 31, 2017, related party H advanced $2,019 and $0 to the company to pay administrative expenses, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party I is Beijing Ezagoo Industrial Development Group Holding Limited, formerly named Beijing Ezagoo Shopping Holding Limited. It is a shareholder of Hunan Ezagoo Zhicheng Internet Technology Limited. As of September 30, 2018 and December 31, 2017, related party I advanced $21,898 and $0 to the company as working capital, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party J is Hunan Ezagoo Films Holding Limited. Mr. Xiaohao Tan owns 85% of related party J. As of September 30, 2018 and December 31, 2017, related party J advanced $251 and $0 to the company to pay administrative expenses, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Related party K is Ruiyin (Shenzhen) Financial Leasing Limited, which is a shareholder of Hunan Ezagoo Zhicheng Internet Technology Limited. Weihong Wan, Assistant and Secretary of Xiaohao Tan, is a shareholder and Legal Company Representative of related party K. As of September 30, 2018 and December 31, 2017, related party J advanced $42,336 and $0 to the company as working capital, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

8. DUE TO DIRECTOR

As of September 30, 2018 and December 31, 2017, a director of the Company advanced $104,583 and $109,048 to the Company, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

9. INCOME TAXES

For the period ended September 30, 2018 and December 31, 2017, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

	For the nine months ended	For the year ended
	September 30, 2018	December 31, 2017
	(unaudited)
Tax jurisdictions from:
- Local	$(19,840)	$-
- Foreign, representing		-
Seychelles	-	-
Hong Kong	-	-
China
China	(646,154)	(98,296)

Income/(loss) before income tax	$(665,994)	$(98,296)

The provision for income taxes consisted of the following:

	For the nine months ended	For the year ended
	September 30, 2018	December 31, 2017
Current:
- Local	$-	$-
- Foreign (China)	-	-

Deferred:
- Local	-	-
- Foreign	-	-

Income tax expense	$-	$-

- F27 -

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles, Hong Kong and China that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America.

Seychelles

Under the current laws of the Seychelles, Ezagoo Holding Limited is registered as an international business company which governs by the International Business Companies Act of Seychelles and there is no income tax charged in Seychelles.

Hong Kong

Ezagoo (HK) Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

People’s Republic of China

Changsha Ezagoo Technology Limited and Hunan Ezagoo Zhicheng Internet Technology Limited are operating in the People’s Republic of China (“PRC”) subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China with a unified statutory income tax rate of 25%.

	As of	As of
	September 30, 2018 (unaudited)	December 31, 2017
Deferred tax assets:
Net operating loss carryforwards
– United States of America	$6,944	-
– Hong Kong	-	-
– The PRC	-	-
– The PRC	221,143	69,037

Less: valuation allowance	(228,087)	(69,037)
Deferred tax assets	$-	$-

- F28 -

10.	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For nine months ended September 30, 2018 and year ended December 2017, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balance at period-end are presented as follows:

	2018	2017	2018	2017	2018	2017
	Revenues		Percentage of revenues		Accounts receivable, trade

Customer A	$2,779	3,547	13%	42%	$-	-
Customer B	9,873	3,547	45%	42%	-	-
Customer C	4,095	1,419	19%	16%	-	-
	$16,747	8,512	77%	100%	$-	-

All customers are located in China.

(b)	Major vendors

For nine months ended September 30, 2018, the vendors who accounted for 10% or more of the Company’s purchases and its outstanding payable balance at period-end are presented as follows:

	2018	2017	2018	2017	2018	2017
	Purchase		Percentage of purchases		Accounts payable, trade

Vendor A	$56,214	-	55%	-	$6,102	-
Vendor B	25,116	-	24%	-	13,023	-
	$81,330	-	79%	-	$19,125	-

All vendors are located in China.

For year ended December 31, 2017, the Company has no vendor who accounted for 10% or more of the Company’s cost of revenues.

(c)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate of RM converted to US$ and HK$ converted into US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

11.	COMMITMENTS AND CONTINGENCIES

From November 16, 2017 to November 15, 2020, the Company entered into an agreement with an independent third party to lease office premises in China on a monthly basis, for the operations of the Company. From January 1, 2017 to November 15, 2017, office was provided by Mr. Xiaohao Tan, a director of the Company, without charge. The rent expense for the nine months ended September 30, 2018 and year ended December 31, 2017 were $32,165 and $2,144 respectively.

As of September 30, 2018, the Company has the aggregate minimal rent payments due in the next two years as follow.

Year ending December 31,
2018	16,581
2019	66,326
2020	58,035

12.	DISCONTINUED OPERATIONS

Hunan Ezagoo Zhicheng Internet Technology Limited (“HEZL”) is the company through which we operate, and which shares our business plan to provide advertising services through telecommunications. Prior to December 31, 2016, Hunan Ezagoo Zhicheng Internet Technology Limited (HEZL) was initially a startup stage company engaged in e-commerce, offering electronics products for sale such as, but not limited to, mobile phones, tablets and related accessories. Due to continued losses from their e-commerce business activities, and high competition in the industry, HEZL discontinued all e-commerce business activities and sold off any remaining inventories relating to such e-commerce activities. Following December 31, 2016, the Company adopted its current business plan.

During year ended December 31, 2016, the Company recorded a net loss of $161,984. The Company has no continuing involvement in the operations of their e-commerce business. The net loss of year 2016 qualified as a discontinued operation of the Company and accordingly, the Company has excluded results of their e-commerce business operations from its Statements of Operations and Comprehensive Income (Loss) to present this business in discontinued operations.

The following table shows the results of operations of HEZL ended December 31, 2017 and 2016 which are included in the gain (loss) from discontinued operations:

	December 31, 2017	December 31, 2016
Results of Operations
Net sales	$	$-
Cost of sales		-
Selling, general and administrative expenses		(36,069)
Interest and other income		(54)
Income tax		-
Loss from discounted operations	$	$(36,123)

13.	COMMON STOCK

On May 9, 2018, our President, Tan Xiaohao, purchased 90,050,500 shares of restricted common stock at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $9,005, have gone directly to the Company for initial working capital.

On June 30, 2018 Zhang Qianwen and Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP purchased 3,591,000 and 1,358,500 shares of restricted common stock respectively at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $495, have gone directly to the Company for initial working capital.

As of September 30, 2018, the Company has 95,000,000 shares issued and outstanding. There are no shares of preferred stock issued and outstanding.

14.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2018 up through the date the Company issued the audited financial statements. During the period, there was no subsequent event that required recognition or disclosure.

- F29 -

  PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$957.48
Auditor Fees and Expenses	$40,000.00
Consulting Fees and Related Expenses	$23,500
Transfer Agent Fees	$5,000
TOTAL	$69,457.48

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, rather than the selling shareholders.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On May 9, 2018, our President, Tan Xiaohao, purchased 90,050,500 shares of restricted common stock at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $9,005, have gone directly to the Company for initial working capital.

On June 30, 2018 Zhang Qianwen and Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP purchased 3,591,000 and 1,358,500 shares of restricted common stock respectively at a purchase price of $0.0001 (par value) per share. The proceeds from the sale, which were in the amount of $495, have gone directly to the Company for initial working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on May 9, 2018 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
10.1	Call Option Agreement (1)
10.2	Shareholder’ Voting Rights Proxy Agreement (1)
10.3	Management Services Agreement (1)
10.4	Equity Pledge Agreement (1)
10.5	Loan Agreement (1)
23.1	Consent of Independent Accounting Firm “TAAD, LLP” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Tong Zi Po Xi Lu, Yuelu District Changsha, Hunan, China on December 6, 2018.

Ezagoo Limited

By: /s/ Tan Xiaohao
Name: Tan Xiaohao
Title: President, Secretary, Treasurer, Director Date: December 6, 2018

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Tan Xiaohao  Signature: /s/ Tan Xiaohao  Title: President, Secretary, Treasurer, Director (Principal Executive Officer; Principal Accounting Officer)

Date: December 6, 2018

Name: Xin Yang  Signature: /s/ Xin Yang  Title: Chief Financial Officer (Principal Financial Officer)

Date: December 6, 2018